Exhibit 10.53

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Inner Mongolia Jingneng Shangdu Jiqing 49.5MW Project

Purchase Contract of Wind Power Generating Unit

Contract No.: SD-I-ZJ-001

Buyer: Inner Mongolia Jingneng Shangdu Wind Power Generation Co., Ltd.

Seller: Guangdong Mingyang Wind Power Technology Co., Ltd.

April 2008

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Chapter 1 Definition	3

Chapter 2 Scope of Contract and Conditions	5

Chapter 3 Contract Price	6

Chapter 4 Payment Terms	7

Chapter 5 Delivery and Transportation	9

Chapter 6 Packing and Marking	12

Chapter 7 Technical Service and Technical Liaison	14

Chapter 8 Manufacture Supervision and Inspection	18

Chapter 9 Installation, TestingTesting, Commissioning, 240 Certification and Final Certification	20

Chapter 10 Warranty	22

Chapter 11 Spare Parts and Special Tools	26

Chapter 12 Infringement and Confidentiality	27

Chapter 13 Performance Guarantee	28

Chapter 14 Taxes	29

Chapter 15 Subcontracting and Outsourcing	30

Chapter 16 Contract Changes, Modifications and Termination	31

Chapter 17 Force Majeure	33

Chapter 18 Settlement for Contract Disputes	34

Chapter 19 Contract Validation	35

Chapter 20 Miscellaneous	36

Appendix 1	Technical Specification

Attachment 2	Scope of Supply

Attachment 3	Delivery Schedule of Technical Data

Attachment 4	Delivery Schedule

Attachment 5	Equipment Manufacture Supervision (Inspection) and Performance Certification Test

Attachment 6	List of Technical Services

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Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Chapter 1 Definition

The meanings of the following nouns used in this document and the attachments shall be defined herein:

1. “Buyer” refers to Inner Mongolia Jingneng Shangdu Wind Power Generation Co., Ltd., including its legal successor and assignee.

2. “Seller” refers to Guangdong Mingyang Wind Power Technology Co., Ltd., including its legal successor and assignee.

3. “Contract” refers to all parts in this document and the attachments, including modifications and complements irregularly performed by two parties of this contract under the contract.

4. “Lump-sum Price of Contract” refers to the price which shall be paid to the Seller under the contract after the Seller completely fulfills its contract obligations. See Chapter 3 of this contract for detailed information.

5. “Effective Date” refers to the effective date of the contract specified in Article 19 of this contract.

6. “Contract Equipment” refers to equipment, materials, special tools, spare parts along with the machine, consumables, all items and related data provided by the Seller under the contract, including any component which shall be included in the wind power generating unit in order to ensure that the contract equipment achieves the design ability.

7. “Contract Currency” refers to the currency used for payment under this Contract, i.e. RMB.

8. “Unit” refers to MY.5se wind power unit.

9. “Line Units” refers to all turbines connected to one power collecting line.

10. “Final Assembly” refers to the final assembly which the gear box, the variation paddle device, the electric generator and the auxiliary equipment form the equipment in the engine room.

11. “Delivery Completion” refers to delivery completion of a whole set of unit equipment after final assembly and certification through unpacking by both parties.

12. “Technical Data” refers to the contract equipment, and design, manufacture, inspection, installation, testing commissioning, 240 certification, final certification, operation, maintenance, technical guide and other technical data (including drawings, all comments, standards and all software, etc.) relevant to the contract equipment. See Article 5.6 of Chapter 5 in this contract for detailed information.

13. “Technical Service” refers to overall-process services provided by the Seller such as technical guide, technical cooperation, technical training and so on corresponding to the project design, inspection, installation guide, testing, commissioning, 240 certification, final certification, operation and maintenance related to the contract equipment.

14. “Installation” refers to installation work related to the equipment, system and materials, including assembly, placement and connection of all contract equipment according to the design drawing.

15. “Project Site” refers to the equipment installation site for the first phase of Shangdu Jiqingliang 49.5MW project of Inner Mongolia Jingneng Shangdu Wind Power Generation Co., Ltd..

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Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

16. “Testing” refers to start, test and adjustment of the single equipment and a whole set of units for achieving the requirements of the attachments of this contract according to the technical specification and testing guides under this contract in order to perform commissioning.

17. “Commissioning” refers to safe and stable operation lasting for 240 hours for verifying that the unit can achieve the requirements of this contract and the attachments after installation and testing of the unit.

18. “240 Certification” refers to certification of the unit contract generation sets by the Buyer after all unit contract generation sets accomplish commissioning and reach the contents specified in the attachments of the contract.

19. “Warranty Period” refers to 24 months since the 240 certification of each turbine is signed. The Seller shall ensure that the contract equipment stably operates according to the technical performance and the guarantee indices specified in this contract, and shall be responsible for eliminating any defects of the contract equipment as well as normal repair and maintenance.

20. “Final certification” refers to certification performed by the Buyer at the expiration of the quality guarantee period after the supplied unit reaches the performances and indices specified in this contract. The Buyer will sign the final certificate if certification is qualified.

21. “Equipment Defects” refers to the situations that the units (including components, raw materials, forge pieces, elements, etc.) of this contract do not reach the requirements of the performances and the quality standards specified in this contract because of improper design, material selection, manufacture, installation guide, testing and other links of the Seller.

22. “Equipment Spare Parts” refers to the spare parts provided along with the contract unit and necessary for the installation, testing, commissioning and quality guarantee period, including the spare parts which must be replaced due to the quality problems of the equipment provided by the Seller.

23. “Recommended Spare Parts” refers to the spare parts necessary for the normal operation of the contract equipment after the quality guarantee period.

24. “Special Tools” refers to the special tools provided along with the contract unit and necessary for the installation, testing, commissioning and quality guarantee period.

25. “Equipment consumables” refers to the consumables necessary for the normal operation and maintenance of the unit during the quality guarantee period of the contract.

26. “Subcontractors” refers to other legal persons, their successors and the assignees authorized by the legal persons subcontract the goods of any parts within the supply scope of contract to the Buyer for confirmation.

27. “Day, Month, Year” refers to the day, month and year of Gregorian calendar; “Day” refers to the calendar day; “Week” refers to 7 days.

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Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Chapter 2 Scope of Contract

2.1 See Attachment 2 for the detailed supply scope of contract.

2.2 In the whole period of implementing this contract and within 20 years of operation of wind farm in this Contract, the seller shall provide the buyer with the information on the improvement of technology and safety of this equipment.

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Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Chapter 3 Contract Price

The total Contract price of this chapter and prices of separate items listed in appendixes have covered all expenses and costs required for the seller to fulfill all contractual obligations, including the equipment, design, documents and technical services supplied to the buyer by the seller, various packing charges, freight and miscellaneous charges, taxes, premium, and so on.

3.1 The total price of this contract is RMB302,940,006.00 Yuan (RMB Three Hundred and Two Million Nine Hundred Forty Thousand and Six Yuan).

This contract price includes the price for 33 sets of MY1.5se wind power generators, including packing charges, shipping charges, freight, premium and technical service fee.

3.2 The sub-item prices of the contract are as follows:

The price of the contract equipment is 286,047,346.00 Yuan (RMB Two Hundred and Eighty Six Million Forty Seven Thousand Three Hundred and Forty Six Yuan).

The prices of the contract equipment include the taxes, the technical data charges and the packing charges which are related to the equipment and shall be paid by the Seller.

3.3 The technical service charges are 5,133,200.00 Yuan (RMB Five Million One Hundred and Thirty Three Thousand Two Hundred Yuan).

The technical service charges include all charges within the service scope of the Seller in Chapter 7 of this contract and incurred by the Seller’s personnel going to the Buyer’s site, including the Seller’s site technical service charges, the technical training charges, and the design liaison meeting charges. The Buyer shall provide the Seller’s technicians with the convenient living and working conditions within the compass of Buyer’s power for performing this contract on site.

3.4 The transportation charges and insurance expenses are 11,759,460.00Yuan (RMB Eleven Million Seven Hundred Fifty Nine Thousand Four Hundred and Sixty Yuan).

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Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Chapter 4 Payment

4.1 Payment type: bank telegraphic transfer

4.2 Payment of contract fund

4.2.1 Payment of advance payment

The Seller shall provide the following documents within 30 days after receiving the written notice specified in Clause A of Article 19.1 in the contract. The Seller shall pay 10% (¥28,604,734.60 Yuan, RMB Twenty Eight Million Six Hundred and Four Thousand Seven Hundred and Thirty Four Point Six Yuan) of the total equipment price in this contract to the Seller as the advance payment within 10 days after checking there is no error:

A. One original and two copies of Letter of Guarantee issued by the bank as the surety, which amount is 10% of the total contract equipment price, irrevocable and taking the Buyer as the beneficiary. See Attachment 10 of the contract for the format.

B. One original and two copies of financial receipt which amount is 10% of the total contract equipment price.

4.2.2 Progress Payment

The Buyer shall pay 20% (¥57,209,469.20 Yuan, RMB Fifty Seven Million Two Hundred and Nine Thousand Four Hundred and Sixty Nine Point Two Yuan) of the total equipment price in this contract to the Seller as the progress payment within 10 days after the Buyer receives the following documents from the Seller and checks there is no error:

A. Copies of the supply contract (meeting the quantity, quality and technical requirements of this contract, and price can be deleted) signed by the Seller and the subcontractors of the blade, the generator, spindle, machinery room, frame, gearbox and spindle bearing.

B. One original and two copies of financial receipt which amount is 10% of the total contract equipment price.

4.2.3 Payment after equipment delivery

The Buyer shall pay 65% of the total contract equipment price for each batch to the Seller within 10 days by dint of the following documents submitted by the Seller after the Seller accomplishes delivery for this batch and the Buyer checks the amount, accepts and checks there is no error:

A. One original and four copies of “Goods Acceptance Certificate” signed by the Buyer’s representative;

B. Financial receipt of the payment for this batch of goods

Provide one original and two copies of value added tax invoice which amount is 100% of the total contract equipment price after the final batch of goods leave factory.

C. One original and two copies of detailed packing list;

D. Certificate of quality;

E. One hard copy of policy meeting the Article 5.5 of this contract.

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Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

4.2.4 Payment of Quality Guarantee Period

The Buyer shall pay 5% of the total contract equipment price to the Seller within 1 month by dint of the following documents submitted by the Seller after the commissioning is finished and after the Buyer checks there is no error. The buyer releases 5% quality guarantee, when there is no quality problem after two years upon the expiration of quality guarantee period, and each performance index reaches the guarantee value stipulated in the appendixes of this Contract.

A. Quality guarantee which amount is 5% of the total contract equipment price from valid period to the expiration date of warranty period

4.3 Payment of technical service fee

4.3.1 The buyer shall pay 40% technical service fee to the seller within 10 days after the seller submits the following documents to the buyer and the buyer checks there is no error, before the seller’s technicians enters into the site, and after the first batch of equipment arrives at the project site.

A. Financial receipt for the amount of 40% technical service fee (one original);

B. One copy of acceptance certificate of equipment and list of staff entering site respectively.

4.3.2 The buyer shall pay 60% technical service fee to the seller within 10 days after the seller submits the following documents to the buyer and the buyer checks there is no error, and after all the contract equipment passes 240 certification.

A. Invoice for the amount of 100% technical service fee (one original);

B. One copy of all 240 certification certificates of the contract equipment

4.3 Payment of freight and miscellaneous charges

The buyer and forwarding agent sign a contract and settle the freight and miscellaneous charges; and the seller assists the buyer in transaction.

4.4 The bank charges related to contract execution and incurred by the Buyer with the bank shall be at the Buyer’s expense, and the bank charges related to contract execution and incurred by the Seller with the bank shall be at the Seller’s expense.

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Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Chapter 5 Delivery and Transportation

5.1 The delivery period and sequence shall meet the requirement of the equipment installation progress and sequence for the engineering construction of this contract, and shall ensure timely and overall shipping as far as possible. See Attachment 4 of the contract for the detailed delivery time.

5.2 Mode and transportation and place of delivery

5.2.1 The seller is responsible for the loading of the contract equipment and transporting the equipment to project site safely and completely. The transportation of the contract equipment mainly adopts the mode of railway or highway transportation. In case of any special situation, other transportation modes can be adopted, but the incurred expenses shall not change.

5.2.2 Place of delivery of the contract equipment: The equipment installation site of the first phase of Shangdu Jiqingliang 49.5MW project of Inner Mongolia Jingneng Shangdu Wind Power Generation Co., Ltd..

Free on truck on site

5.3 The Seller shall provide the buyer with preliminary delivery plan covering the name, gross weight, total volume and the delivery date of each batch of goods, the general list and general packing list of goods under this contract in accordance with the Appendix 4 of this contract within 2 months after the effective date of this contract. The seller shall inform the buyer of the content in Clause (5.5) in written documents 10 days prior to the transportation of each batch of goods.

5.4 The date of delivery for each batch of contract equipment is subject to actual date on the delivery order. This date is the basis for calculating penal sum of delaying in delivery of goods in Clause 10.9 of this Contract.

5.5 The Seller shall notify the Buyer the following contents of this batch of goods in written documents within 24 hours after each batch of goods is prepared and transported.

(1) Contract number;

(2) No. of generating unit

(3) Goods preparation and shipping date;

(4) Goods name and number;

(5) Gross goods weight;

(6) Total goods volume;

(7) Total packing quantity and packing mode;

(8) Name of transportation vehicle, vehicle number and waybill number;

(9) Name, weight, volume and package number of goods with weight over 20 tons (including 20 tons) or size over 9m×3m×3m. Such equipment (component) must be marked with its center of gravity and hoisting position, and shall be attached with the schematic drawing;

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Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

(10) The special articles (inflammable, explosive and noxious articles, other dangerous articles and equipment or articles which have special requirements to the temperature, other environmental factors and the shock during the transport process) must be marked with their names, natures, special protective measures, storage methods and methods for dealing with the accidental situations.

(11) Supply list of this batch of equipment

5.6 The goods not listed in Appendix 4 shall be delivered in coordination with installation schedule.

5.7 The buyer can send representative to the seller’s factory and loading station for inspecting the packing quality and supervising the loading. The seller shall notify the buyer the date of transportation. If the buyer’s representative fails to participate in the inspection, the seller has the right to deliver goods. The above inspection and supervision of the buyer’s representative can not exempt from the liabilities of the seller.

5.8 After arrival of each batch of equipment, the buyer shall notify the seller to the designated place of arrival for inspecting the quantity of goods. After confirming the appearance and packaging of goods are intact, the authorized representative of the buyer will sign the “delivery order” together with the on-site representative of the seller, in duplicate, each party holding one copy.

All losses arising from the transportation shall be borne by the seller.

After the acceptance of the goods, the buyer shall be responsible for keeping properly. But the loss arising from improper keeping of the buyer shall be borne by the buyer.

5.9 After receiving each batch of equipment, the buyer shall notify the seller to the site for open package inspection commonly in a certain time. After confirming the goods is intact, the authorized representative of the buyer will sign the “Acceptance Certificate” of this batch of equipment with the on-site representative of the seller, in quadruplicate, each party holding one copy. For open package inspection of the imported supporting equipment which is directly transported to the site, the on-site representative of the seller shall provide the buyer with two copies of the commodity inspection certificate from the commodity inspection and testing bureau.

5.10 In the period of installation, testing and guarantee, if the negligence or carelessness of the seller results in the damage or potential defects of the supplied equipment (or parts), and the seller uses the spare parts in the warehouse of the buyer to change the damaged equipment or parts, the seller shall be responsible for completing the applied spare parts for free, shall transport them to the designated site not later than 1 month for free, and shall notify the buyer.

5.11 The seller shall, according to the provisions of Appendix 1 and Appendix 3, provide the buyer with the technical data required for meeting the design, manufacturing supervision, construction, testing, test, inspection, training, operation and maintenance of the wind farm in batches. Please see Appendix 3 for the quantity and content of technical data. The seller shall respectively make the list of the above technical data and comply with the delivery schedule stipulated in Appendix 3.

5.12 Technical data is submitted via express mail. The seller shall inform the buyer of the mailing date, post No., detailed list, quantity, weight of technical data, and contract No. within 12 hours after each batch of technical data is mailed.

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Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

5.13 Actual delivery date of technical data is subject to the time stamp on the delivery order from the post department. This date will be taken as the basis for calculating the penal sum of delaying in the delivery of technical data according to Clause 10.10 of this Contract.

If the buyer or the buyer’s representative inspects that the technical data is absent, lost or damaged, the seller shall providing the absent, lost or damaged part to the site for free within 7 days (within 3 days for the emergent) after receiving the notice of the buyer.

5.14 The seller shall deliver the goods in strict accordance with the delivery schedule in this contract. If the buyer, for some reason, requires the seller to deliver the goods in advance, the seller shall try to cooperate, but the buyer must notify the seller in advance, so that the seller has necessary production and transportation time to meet actual delivery. But if the seller can not meet the buyer’s requirements of delivering the goods in advance because of actual production period and transportation of the required equipment, the buyer shall understand and shall pay according to the actual arrival time. If the buyer requires the seller to delay the delivery, the seller shall render necessary assistance and deliver the goods according to the new delivery time required by the buyer, but the buyer’s expenses shall not incur.

5.15 Consignee: Inner Mongolia Jingneng Shangdu Wind Power Generation Co., Ltd.

5.16 Mailing address of technical data:

Unit: Inner Mongolia Jingneng Shangdu Wind Power Generation Co., Ltd.

Address: Shangdu County, Inner Mongolia

Postal code:

5.17 Mailing address of technical coordinate data:

Unit: Inner Mongolia Jingneng Shangdu Wind Power Generation Co., Ltd.

Address: Shangdu County, Inner Mongolia

Postal code:

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Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Chapter 6 Packing and Marking

6.1 All goods delivered by the Seller shall conform to the regulations on package and warehousing and transportation indicating signs in the national standard and the regulations of the transportation department, shall be provided with the firm package suitable for long-distance transportation, multi-frequency handling, loading and unloading, and shall have vibration damping and shock resistant measures to ensure that the contact equipment can be transported to the site safely without damage. If the package can not prevent the equipment damage caused by the vertical or horizontal acceleration during the transportation, loading and unloading process, the Seller shall deal with the design structure of the equipment.

The Seller shall pack the contract equipment according to the different shapes and characteristics, and shall take the protection measures such as moisture protection, rain prevention, mould proof, rust protection, corrosion protection and shock proof according to the equipment characteristics to ensure that the goods can be transported to the installation site of the contract equipment safely without any damage or corrosion. The Seller shall appropriately paint the contract equipment to accommodate the long-distance offshore and overland transportation conditions and demands for hoisting, unloading, long-term air storage and actual operation so as to prevent the damage caused by the sleet, wetting, rust, corrosion, shock and mechanical and chemical effects.

Before product packaging, the Seller shall check and clear all foreign matters and ensure all parts and components complete.

6.2 The Seller shall clearly mark the component number and the part number in the shop drawing for all loose packed components in the packing case and the bale.

6.3 The Seller shall print the following marks with the fadeless paint in visible Chinese characters on four sides of each packing case.

(1) Contract number;

(2) Destination;

(3) Name of supply/receiving unit;

(4) Equipment name and drawing number;

(5) Case number/piece number;

(6) Gross weight/net weight (kg);

(7) Volume (length × width × height, in MM).

6.4 The detailed packing list including the name, quantity, number and the like of the separate package, the manufacturer certificate or the quality certificate shall be respectively provided in duplicate in each packing case. The product delivery quality certificate and the technical instruction shall be respectively provided in duplicate in each packing case of the purchased pieces.

6.5 The Seller shall submit three sets of shipping documents to the Buyer within 3 days after the equipment shipment according to the provisions of Article 6.6.

6.6 The spare parts and the special tools shall be packed respectively. The above contents shall be marked outside the packing case, and shall be marked with the characters of “Spare Parts” or “Special Tools” for bulk delivery.

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Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

6.7 The Seller shall attach the labels on the bale packed or the bundled bulk accessories. The labels shall be written with the clear Chinese print and shall be marked with the relevant contents of Article 6.3.

6.8 The bulk sporadic components for each equipment and material shall be packed in an appropriate way in the proper size case.

6.9 The grid case or similar package shall be used for packing to prevent the equipment and the parts and components from being stolen or damaged by other articles or rain.

6.10 The Seller and its subcontractors shall not use the same case number to mark any two cases. The packing cases shall be continuously numbered, and the sequence of the packing case numbers shall be still successive during the overall shipping process.

6.11 For the goods with the bright and clean machined surface required to be precisely assembled, the machined surface shall be the superior and durable protective layer (shall not be painted) so as to prevent rustiness and damage before installation.

6.12 The package provided in the technical data delivered by the Seller shall be suitable for long-distance transportation, multi-frequency handling, rain prevention and moisture protection. The cover page of each technical data shall be marked the following contents:

(1) Contract number;

(2) Name of supply and receiving unit;

(3) Destination;

(4) Gross weight;

(5) Case number/piece number.

Each data delivered along with the contract equipment shall be accompanied by the detailed list of the technical data in duplicate to mark the serial number, the document item number, the name and the page of the technical data.

6.13 When the goods are damaged or lost because of improper package or keeping of the Seller, the Seller shall notify the Buyer within 24 hours.

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Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Chapter 7 Technical Service and Technical Liaison

7.1 The Seller shall provide technical services related to the contract equipment (including design data and quality inspection of tower and foundation), and shall be liable for salvation of relevant manufacturing quality and performance problems founded in the installation, testing and commissioning process of the contract equipment as well as periodic equipment overhaul within the shelf life.

7.2 The Seller shall guarantee the technical personnel sent for site services to be the personnel with practical experience, qualification for the work, and necessary certificates for engagement of relevant work. The list of the technical personnel sent for site services by the Seller shall be submitted to the Buyer for confirmation within 30 days before the installation of the contract equipment.

7.3 The Seller shall prepare for drawings and installation instructions at the job site, and the Seller’s technical personnel shall be responsible for marking and recording all site changes and/or corrections confirmed by the Buyer’s representative, for listing the construction data related to the goods provided by the Seller into the drawings and storing in electronic form, and handing over the data to the Buyer within 30 days after the 240 certification is completed.

7.4 Hold the first technical liaison meeting and confirm the time of the second technical liaison meeting within 1 month after the effective date of this Contract.

7.5 In case of significant matters to be immediately studied and negotiate about by both parties, any party shall advice to hold meetings, and the other party shall agree to attend the meeting under normal conditions.

7.6 Both parties shall sign the meeting or liaison minutes for each meeting and other liaison methods, shall execute the minutes, and the minutes shall be the integral part of this contract.

7.7 In case of amendment of the technical service scheme of installation, testing, commissioning, 240 certification, final certification and operation proposed by the Buyer and confirmed by both parties at the meeting, the Seller must inform the Buyer in writing, and performed after the Buyer is confirmed. In order to meet the requirements for site conditions, the Buyer shall be authorized to give change or correction advices and inform the Seller in writing, and the Seller shall take full consideration and meet the Buyer’s requirements as possible.

7.8 The Buyer shall ask for permission of the seller before distributing all data related to the contract equipment and provided by the Seller to the parties relevant to this project, otherwise, the buyer will constitute any infringement thereby.

7.9 Both parties shall assign authorized representatives while conducting each liaison meeting, other various liaisons as well as matters related to construction, installation, testing, commissioning, inspection, acceptance and 240 certification in construction work.

7.10 Technical Services and Concrete Requirements on Liaisonv

7.10.1 Overview

The seller shall not only provide main equipment, but also take charge of the services which should be provided by the seller stipulated in this contract, that is to say, the seller shall also provide all relevant and necessary suggestions, training, supervision, maintenance and repair services, till the warranty period is expired.

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Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

The buyer is responsible for the micro-sitting design of all wind power generating units of this project, and the seller shall assist the buyer in micro-sitting design; and the seller checks and confirms.

The buyer is responsible for purchasing the cables at low-voltage side from main control cabinet to box-type transformer, but the seller shall provide technical specifications of the cables, and point out relevant technical characteristics and information of electric interface.

The buyer is responsible for purchasing the control cables/power cables outside of tower.

7.10.2 Foundation of wind power generating unit

The seller shall, according to the on-site geological data supplied by the buyer, coordinate the foundation design of wind power generating unit, and shall provide the design within 1 week after getting the engineering geological survey report.

(1) Load data for the foundation of wind power generating unit;

(2) Design drawing and construction drawing for standard foundation of wind power generating unit;

The seller shall be responsible for supervising and inspecting the construction of the foundation of the first unit of wind power generating units, and shall take part in the inspection of all foundations. The service includes:

•	Inspect the construction of foundation and test, and analyze the test results;

•	Inspect the excavation of foundation;

•	Inspect the arrangement of reinforcement, pre-embedded parts and pre-embedded cables (conduits) of foundation;

The seller coordinates with the buyer or the supervision organ authorized by the buyer in the aspect of the construction of the foundation of wind power generating unit so as to ensure the engineering quality and life.

7.10.3 Technical requirements on road and installation area

The seller shall submit the hoisting scheme and put forward the requirements on road and installation area required for on-site installation of generating set within 21 days after the effective date of this contract according to the on-site conditions and the existing hoisting equipment (main crane and auxiliary crane) of the buyer.

7.10.4 Responsibilities in the process of installation and commissioning

The seller shall be responsible for technical guidance on the installation of the whole wind power generating unit, and the seller shall provide technical support, supervision and guidance in the process of equipment assembly and installation, and also shall take charge of commissioning.

As the project manager, the buyer or the buyer’s authorized representative is responsible for the coordination between each organ of construction site and the project. But for the part directly related to the responsibilities of the seller, the project manager shall listen to the suggestions of the seller.

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Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

The seller shall provide suggestions to the project manager that the buyer sends to the site, and shall coordinate and cooperate with the project manager so as to commonly finish the required task, for example:

(1) Preparations before installation of equipment

•	Provide the installation manual of the supplied equipment, and describe the unloading, assembling, installation and commissioning of the equipment in detail;

•	Provide the installation persons with necessary training required for safe assembly/installation;

•	Provide special tools required for installation, and see the list of tools in the appendix.

•	Provide the testing plan;

•	Inspect the preparation of installation site;

•	Inspect and check the equipment to be installed.

(2) In the period of installing equipment, the seller shall:

•	Take charge of the installation guidance of the supplied equipment;

After finishing the installation of equipment, the seller shall be responsible for the testing according to the provisions of this contract, and also shall be responsible for normal operation of equipment in warranty period and reaching the guarantee value of performance. Therefore, the seller shall make the maintenance and repair and/or changing of parts in the plan. Moreover, the seller, when making the above work, shall allow the buyer’s technicians on site and have the responsibility to answer their questions.

7.10.5 Technical liaison meeting

The buyer and the seller shall hold technical liaison meeting so as to discuss specific requirements, clarify questions in this contract and appendix and make necessary coordination.

The first technical liaison meeting

Theme: Discuss related details of the design of foundation and tower, arrangement, hoisting and transportation scheme of wind power generating unit, equipment production plan, selection and configuration of hardware of computer monitoring system, communication protocol of remote communication system, and relevant design technology documents.

Place: Engineering construction site or the site appointed by the buyer

Time: 30 days after the effective date of this contract

Number of person: 10 persons from the buyer; but the seller confirm the number by itself.

Period: 4 days

The second technical liaison meeting

Theme: Discuss the engineering schedule, delivery, training, installation, testing, micro-sitting, etc., and discuss the list of monitoring items submitted by the seller.

Place: Site of manufacturer of wind power generator

Time: 60 days after the effective date of this contract

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Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Number of persons: 10 persons from the buyer; but the seller confirm the number by itself.

Period: 4 days

In each meeting, the minutes of meeting shall be signed and shall be prepared by the buyer. The discussed projects and conclusions shall be written in Chinese and then be issued to participants upon the signature of both parties.

The board and lodging expenses and other related expenses in the period of meetings shall be borne by the buyer and the seller jointly.

7.11 After 240 certification of each unit of generating unit, when making the shutdown inspection and repair of this unit of generating unit in warranty period, the seller shall send technicians to take part in this work according to the need of the buyer.

7.12 The seller shall train the persons appointed by the buyer according to the provisions of appendix in this contract, and provide corresponding training materials.

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Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Chapter 8 Manufacture Supervision and Inspection

8.1 Manufacture Supervision

8.1.1 The Buyer will assign the representative to perform equipment manufacture supervision and pre-delivery inspection and know about the equipment assembly, inspection, test and equipment packaging quality conditions. The supervision and inspection standards shall conform to the corresponding standards listed in the technical specifications. The Seller shall cooperate to supervise, provide the corresponding data and standards in time in the manufacture-supervision process, and the incurred expenses shall be borne by the buyer.

8.1.2 The Buyer must provide the following data or conditions for the manufacture-supervision representative in the supervision process:

8.1.2.1 Production and inspection plan of the contract equipment.

8.1.2.2 Provide the equipment manufacture-supervision content and inspection time within 15 days in advance.

8.1.2.3 Standards (including factory standards), drawing, data, technology, technological process and inspection records (including intermediate inspection records and/or inconsistency report) related to the contract equipment supervision, and the relevant documents and copies of the technical specifications.

8.1.2.4 Provide work and living convenience for the manufacture-supervision representative.

8.1.3 The manufacture-supervision and inspection shall be combined with the actual production process of the Seller’s factory as possible, and generally shall not affect the normal production schedule (excluding downtime inspection when significant matters are founded). If the manufacture-supervision representative can not be present in time within the time informed by the Seller, the Seller’s factory test work can be performed normally, the test results are effective, but the manufacture-supervision representative has rights to understand, check and copy the inspection report and results (transferred as documents).

8.1.4 The manufacture-supervision representative has rights to bring forward opinions while finding equipment and material quality problems or the standards or packaging requirements in unconformity with the regulations in the manufacture-supervision process, the Seller must take corresponding corrective measures to ensure delivery quality.

8.1.5 No matter whether the supervision representative takes part in supervision and ex-factory inspection, the case shall not be deemed as relief of the Seller’s quality assurance responsibilities to be undertaken as per Article 10 in this contract, and the Seller’s responsibilities to be borne for quality also shall not be relieved.

8.2 Factory Inspection and Site Unpacking Inspection

8.2.1 All contract equipment supplied by the Seller shall be performed strict inspection and test as well as sleeve and/or ex-factory entire-machine installation and test. All inspection, test and entire installation (assembly) must be provided with formal record files. After the above work is completed, only the qualified personnel can perform ex-factory shipment. All these formal record files and certificates shall be delivered to the Buyer for archiving as technical data. In addition, the Seller shall provide product certificate and product quality certification documents in the accompanying documents.

8.2.2 The Seller shall be present at site in time and perform counting inspection to goods package, appearance and number of pieces in accordance with shipping bill and packing list together with the Buyer after the goods are delivered at the destination, if the goods conform to the contract regulations, the Buyer’s representative will sign the “Goods Acceptance Certificate” of this batch of goods in quintuplicate.

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The Buyer shall perform unpacking inspection and goods quantity, specification and quality inspection as possible after the goods are delivered at site. The Buyer shall inform the Seller of unpacking inspection date within 5 days before unpacking inspection, the Seller shall assign inspection personnel to attend the site inspection work, and the Buyer shall offer work and living convenience to the Seller’s inspection personnel. If the Seller’s personnel can not be present at site in the inspection process, the Buyer shall have rights to perform unpacking inspection of his own, the inspection results and records shall be still effective to both parties, and shall be deemed as the Buyer’s effective evidence for proposing claims to the Seller.

8.2.3 If the equipment has any damage, defects and shortage and does not conform to the quality standards and specifications stipulated in the contract due to the Seller’s reasons in the unpacking inspection process, the damage, defects, shortage and disconformities shall be recorded, signed by representatives of both parties in quadruplicate, for two copies of each party, and shall be considered as the Buyer’s basis for proposing repair and/or claims to the Seller; if the damage or shortage are caused due the Buyer’s reason, the Seller shall replace or provide with corresponding components as possible on reception of the Buyer’s notification, and the incurred expenses shall be undertaken by the Buyer.

8.2.4 In case of objections to the foregoing repair, replacement and claim requirements proposed by the Buyer, the Seller shall propose the objections within 7 days after the Buyer gives the written notification, or the above-mentioned requirements will be reported for establishment. In case of objections, the Seller shall send the representative to enter into the site to re-inspect together with the Buyer’s representative within 14 days on reception of the notification at his own expense.

8.2.5 If the representatives of both parties can not reach an agreement for inspection records in the inspection, both parties shall entrust the local branch organization of General Administration of Quality Supervision, Inspection and Quarantine of the People’s Republic of China to perform inspection. The inspection results shall be binding to both parties, and the inspection expenses shall be borne by the responsible party.

8.2.6 On reception of the Buyer’s claims proposed as per regulations in Article 8.2.2 to Article 8.2.5 of this contract, the Seller shall replace, repair or complement the short and missing parts as possible, and the repair, replacement, freights and insurance premium incurred thereby shall be undertaken by the responsible party. If the foregoing claims belong to the Seller’s responsibilities, the claims shall be deducted from the next payment and/or performance guarantee; if the claims belong to the Buyer’s responsibilities, the Buyer shall pay for relevant expenses.

8.2.7 Various inspections described in the above-mentioned Article 8.2.2 to Article 8.2.5 are only the site receiving inspection, if the quality problems are not founded or the Seller has replaced or repaired as per claim requirements, it shall be deemed as the relief of the quality assurance responsibilities to be undertaken by the Seller as per Article 10 of this contract and the regulations of the contract attachments.

8.3 Tower and Fan Foundation Quality Acceptance

8.3.1 The Seller shall assign the personnel to take part in the ex-factory quality acceptance of the Buyer’s tower at his own expense, and sign the tower ex-factory quality acceptance certificate together with the Buyer, and the incurred expenses shall be borne by the buyer.

8.3.2 The Seller shall assign the personnel to take part in the completion quality acceptance of the fan foundation at his own expense, and sign the fan foundation completion quality acceptance certificate together with the Buyer, and the incurred expenses shall be borne by the buyer.

8.4 The Seller shall be responsible for manufacturing supervision of tower and bear relevant expenses for the manufacturing supervision. The Seller’s manufacturing supervision personnel shall be liable for providing the buyer with the solutions or measures for quality problems arising from the process of manufacturing supervision of the tower.

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Chapter 9 Installation, Testing, Commissioning, 240 Durability Test and Final Certification

9.1 General

The Seller shall take charge of guiding the tower and unit installation work, the installation shall be performed by the Buyer at the guidance of the Seller, the Seller’s personnel shall be liable for errors and mistakes in the installation guidance process, and the Seller shall be liable for unit testing and commissioning with the Buyer’s assistance and cooperation.

9.2 Installation

9.2.1 The equipment installation scheme shall be submitted to the Buyer by the Seller within 4 months after the contract is signed, and shall be approved by both parties.

9.2.2 Prior to installation, the technical personnel of both parties shall completely check the equipment and design drawing data provided by the Seller for completeness, and the tower, civil work, electrical work in the charge of the Buyer for installation conditions.

9.2.3 The Seller’s personnel will direct the Buyer’s personnel responsible for installation to complete the work as per the required precision and quality.

9.2.4 The safety and environmental protection measures shall be proposed in the equipment installation scheme, and shall be followed by the personnel of the Buyer and the Seller through supervising, and the work staff of the Buyer and the Seller must abide by on-site safety regulations.

9.2.5 Inspection shall be performed upon installation of each unit.

9.3 Testing and Commissioning

9.3.1 The Seller shall perform testing as soon as possible after the installation is completed as per the installation specified in the foregoing Article 9.2, the detailed testing procedures shall be submitted to the Buyer by the Seller within 30 days before testing, and be approved by both parties.

9.3.2 The Seller shall arrange the qualified technical personnel to prepare for sufficient spare parts, special test instruments and equipment, special tools as well as other items specified in this contract in order to ensure smooth testing.

9.3.3 If the contract equipment fails to conform to the requirements stipulated in this contract during the testing period, both parties shall investigate together. The responsible party shall take measures to eliminate defects and/or ensure smooth testing, and bear the expenses incurred thereby.

9.4 240 Durability Test

9.4.1 After the commissioning of each unit, 240 durability test will be conducted to ensure the stable performance of turbines assuming the natural environment and wind conditions allow, the seller should remedy any defect within 3 months. The Seller shall be responsible for the commission with the cooperation of the Buyer.

9.4.2 The Seller shall submit the detailed operation procedures to the Buyer’s site representative within 30 days before the commissioning is started, and shall be reviewed and approved by both parties.

9.5 The Seller shall not be responsible for the unrealized quality assurance and guarantee indexes for the following reasons:

9.5.1 Component replacement or repair performed by the Seller’s non-authorized personnel.

9.5.2 Adopted non-recognized materials, design or other supplies of the Seller.

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9.5.3 Buyer’s improper operation or error through acknowledging of both parties.

9.5.4 Buyer’s failure to operate and maintain the fan as per the requirements in the Seller’s operation and maintenance manual

9.6 240 certification

The following conditions must be provided before 240 certification:

•	The single unit shall be completely installed;

•	All units within the unit are commissioned;

•	All unit plants meet the contract requirements and national and industrial technical specifications;

•	All problems have been handled properly after the unit is commissioned.

Both parties shall sign the 240 certification certificate in quadruplicate when the unit plants are commissioned and reach the indexes stipulated in this contract.

9.7 Final certification

Both parties shall sign the final certificate in quadruplicate when the quality assurance period expires and the equipment operation meets the stipulations in this contract and attachments.

9.8 If the batch of units can not be pre-accepted for the Buyer’s reason more than 10 months from the delivery date of the last unit of each batch, the unit shall be deemed to pass the 240 certification, and both parties shall sign the 240 certification certificate of this batch of units within 15 days thereafter and the quality guarantee period starts. If final certification can not be performed to this batch of units for the Buyer’s reason within 24 months since the foregoing 240 certification, and the unit shall be deemed to pass the final certification after the expiration of the quality guarantee period, and both parties shall sign the final certificate of this equipment within 20 days thereafter.

9.9 The 240 certification certificate shall be issued as per Article 9.6 and Article 9.7. However, the contract equipment performance and parameters provided by the Seller and the issued 240 certification certificate shall be received as per the contract requirements.

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Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Chapter 10 Guarantees and Claims

10.1 The quality assurance period of wind power generating unit in the contract equipment shall be 24 months after the 240 certification certificate is signed. The Seller shall guarantee that the unit can be stably operated in conformity with the technical performance and guarantee indexes specified in the contract and attachments, and shall be liable for eliminating any defect exists in the contract equipment free of charge.

10.2 The Seller shall guarantee to the Buyer that the provided contract equipment shall conform to this contract and the standards specified therein, and shall ensure integrality, reliability and sophistication within the scope of supply, and the provided equipment is the new, advanced-technical, secure, economic, efficient, mature and reliable equipment and meet the long-term, safe and stable operation requirements for the unit equipment.

10.3 The Seller shall guarantee that the equipment provided under this contract items shall be the new, advanced-technical, secure, efficient, mature and reliable equipment and be free from design, material and workmanship defects, and meet the site operation requirements.

10.4 The Seller shall provide all new or improved experience and technology related to this wind farm as well as security improvement data free of charge within the service life of the unit equipment. The Seller shall guarantee to the Buyer that the above technology and data used in the wind farm as well as various technology and data related in the contract equipment shall not constitute infringement to any third party. In case of required by the Buyer, the Seller shall show the valid intellectual property certification documents to the Buyer.

10.5 The Seller shall guarantee that the delivered technical data shall be unified and complete, and the content is correct, accurate and able to meet the design, installation, testing, operation and maintenance requirements for the contract equipment.

10.6 The Seller shall guarantee to send the qualified technical personnel to perform the necessary technical services and technical training of installation, commissioning, acceptance, operation and maintenance.

10.7 During the execution of this contract, if the defects and incorrect technical data are founded to the equipment provided by the Seller, or if the project rework and rejection occur due to the guidance error and negligence of the Seller’s technical personnel, the Seller shall perform free replacement and repair immediately. The replacement or repair period shall be no later than 1 month from the day when the Seller’s responsibilities are proven, or the case shall be handled as per Article 10.9. The damaged equipment caused by the Buyer’s construction, installation and testing in non-compliance with the technical data, drawings and instructions provided by the Seller as well as the guidance of the Seller’s site technical service personnel shall be repaired and replaced by the Buyer, but the Seller shall provide the components required to be replaced as possible, the Seller shall transport the emergency components required by the Buyer with the fastest methods, and the Buyer shall bear all expenses.

10.8 If the equipment fails within the above quality assurance period for the Seller’s reason, the Seller shall repair or replace the equipment in time.

10.9 If the defective key components are required to be replaced and repaired due to the Seller’s responsibilities (blade, generator, gear box / variable pitch device and yaw bearings), and the contract equipment is stopped or delayed for installation, the quality assurance period of these key components shall be extended accordingly as per the actual repair or replacement time delay.

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If the seriously defects are founded to the contract equipment within the quality assurance period and if the equipment performance can not meet the requirements, the quality assurance period shall be calculated again after these defects are corrected.

10.10 Penalties

10.10.1 The amount of penalties shall be calculated with the following methods if the equipment does not meet the quality assurance indexes within the quality assurance period (the following indexes shall be annually assessed):

Guarantee contents	Guarantee index	Penalties
Availability rate	☐ 95%	Penalties: 1% of contract prices for every 1% point of shortfall

Power curve	☐ 95%	Penalties: 1% of contract price for every 1% point of shortfall

The total amount of the above penalties shall not exceed 10% of the total contract price, and the Buyer shall have rights to deduct the above penalties from the any payment to be paid to the Seller.

If the power curve negative deviation of the single fan exceeds 10%, the Buyer shall have rights to require the Seller to replace the unit, and the expenses incurred thereby shall be borne by the Seller.

The Buyer and the Seller shall joint assess the power curve and availability through proposing by the Buyer. If the Seller fails to perform the assessment within 30 days after the Buyer proposes requirements, the Buyer shall have rights to assess of his own, and the assessment results shall have binding effect on the Seller. In case of joint assessment of both parties, both parties shall invite the third party to verify the objections to the assessment results. If the commonly recognized third party can not be determined within 30 days, the Buyer shall have rights to invite the qualified third party of his own, the third-party’s assessment shall be final, and the expenses for inviting the third party shall be borne by both parties.

10.10.2 The Seller shall guarantee to provide complete, clear and correct technical data which shall meet the equipment installation, operation and maintenance requirements. If the technical data contents are incomplete or incorrect, the Seller shall replace the data.

10.10.3 If the contract equipment can not be delivered on time due to the Seller’s responsibilities, the Seller shall pay penalties as per the following ratio:

a. Delay for 1 to 4 weeks: the paid penalties shall be 1% of the delayed goods value with the time delay of 1 week.

b. Delay for 5 to 8 weeks: the paid penalties shall be 2% of the delayed goods value with the time delay of 1 week from the 5 week.

a. Delay for above 8 weeks: the paid penalties shall be 3% of the delayed goods value with the time delay of 1 week from the 8 week.

With the above calculation methods, the time delay of less than 1 week shall be calculated as 1 week, the accumulative penalties shall not exceed 10% of total price of the contract equipment, and the Buyer shall have rights to deduct the above penalties from the any payment to be paid to the Seller.

The payment for penalties shall not relieve the Seller’s continuous delivery responsibilities as per contract regulations.

If any batch of contract goods is delivered with the time delay of 12 weeks due to the Seller’s responsibilities, the Buyer shall have rights to terminate the partial or whole contract without getting any commitment of the Seller.

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Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

If the force majeure event occurs, the Seller shall not pay penalties to the Buyer.

10.10.4 If the Buyer can not pay on schedule, the Buyer shall compensate as the bank loan interest over the same period:

If the payment is delayed for more than 12 weeks, the Seller shall have rights to terminate the partial or whole contract.

If the force majeure event occurs, the Buyer shall not pay penalties to the Seller.

10.11 Unit Output Assessment

The Seller must ensure that the power curve conforms to the contract indexes.

Power performance value calculation formula

Requirements: the site test data values must be identical or exceed 95% of the standard power curve values listed in the contract.

Step I: the site output power shall be converted to the output power with 1.225 kg/m3 standard air density.

Step II: calculate the power output rate of each wind speed section data:

(Converted site power output ÷ output power)    ×    100% = power output rate

Step III: calculate the performance values:

(Sum of power output rate ÷ data number-sets) = power performance value

If the power curve can not meet contract requirements, the Seller must correct the power curve within 3 months; if not, the case shall be treated as per Article 10.10.1.

10.12 Fan Availability Rate Assessment during the Quality Assurance Period

The Seller shall guarantee the average availability rate of the whole fans shall be equal to or more than 95% within the equipment quality guarantee period, and the availability rate shall be calculated as follows:

A= (Tt-Tcm) /Tt            (%)

Or A=[Tt-(Tcum-Ts-Tpm-Tp-ALDT)]/Tt

Wherein: Tt - Number of hours per year, 8760 (h)

Tcum - cumulated downtime (h)

Ts - down time under non-operating wind conditions, down time (h), namely, V<Vin (cut-in wind speed m/s) and V>Vout: (cut-out wind speed m/s)

Tpm - scheduled maintenance time (h)

Tcm - non-scheduled maintenance time, namely, downtime due to failure of wind power generating unit (h).

Tp - down time due to mis-operation of the use and maintenance personnel (h)

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Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

ALDT - non-repair time (h)

Non-maintenance time includes electric network failures, force majeure downtime, downtime caused by climatic constraints (such as ice, air temperature exceeding the specified operating limit temperature, etc.).

The whole farm availability rate can be calculated through adding the availability rate of each fan and being divided by the number of fans.

10.13 No matter the loss or damage of the contract equipment is caused due to the Buyer or the Seller responsibilities within the shelf life, the Seller shall replace or supplement the damaged equipment as soon as possible, and then determine the responsible party incurring work equipment expenses.

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Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Chapter 11 Spare Parts and Special Tools

11.1 The Seller shall provide accompanying spare parts, accompanying consumables and special tools required in installation, testing, operation and maintenance in the delivery of equipment; and the prices of accompanying consumables and special tools are included in the contract equipment prices. The final buyer can adjust the quantity of special tools according to actual demand. The price differentials can be increased or decreased in the total contract price.

11.2 The Seller shall be allowed to use the Buyer’s accompanying spare parts within the shelf life for replacement of spare parts arising from the contract equipment. The seller stores corresponding accompanying spare parts, the ownership of which is owned by the seller.

11.3 The special installation tools shall be delivered to the contract site accompanying with the first batch of equipment.

11.4 The Seller shall provide the list of recommended two-year’s spare parts to the Buyer before the shelf life (including prices and corresponding manufacturer names), and also shall provide a list of spare parts and consumables of the seller which shall arrive together with the second batch of equipment.

11.5 The Seller (including the Seller’s subcontractor) shall sell the spare parts to the Buyer at preferential prices within the unit service life specified in the contract.

11.6 After the warranty expires, the buyer can selectively change the spare parts and consumables not less than the price of spare parts in this contract according to the actual situation of wind power generator. The price of spare parts and consumables supplied by the seller shall not be higher than the unit price of spare parts and consumables in this contract.

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Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Chapter 12 Infringement and Confidentiality

12.1 Any party shall be liable for holding strict confidentiality for the special technology, relevant technical data and all contents of this contract to any third party; and both parties shall ensure the personnel performing the contract to undertake the same confidentiality obligations.

12.2 Any party shall be liable for confidentiality obligations for the business secrets obtained or understood by him and / or his technical personnel in the contract performance process, and shall not use or disclose such notification without prior written permission of the other party.

12.3 The confidentiality obligations do not be applied to the following relevant conditions:

•	Information entered the public domain in current or future disclosure;

•	Information which can be proved to be abtained and processed by one party in disclosure and to be currently, directly or indirectly abtained from the other party;

•	Information lawfully received from the third party without confidentiality obligations.

12.4 The Seller shall guarantee that the equipment sold to the Buyer (including the entire equipment and all components of the equipment) is legally obtained, and effectively applied to all relevant intellectual properties in the country and region where the Buyer lives. If the Buyer suffers from recourse, litigation or arbitration of any third party because of purchasing and using the technology and equipment provided by the Seller, or suffers from penalties, judgments and execution of the national government departments, administrative and judicial organs in the country where the Buyer lives, the Seller shall compensate the Buyer’s all losses incurred thereby.

12.5 The Seller shall provide all new or improved data on aspects of operating experience, technology and safety free of charge within the service life of the contract equipment.

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Chapter 13 Performance Guarantee

The Seller shall ensure that the validity period of performance guarantee issued by the bank as per Article 4.3.1 of this contract shall be from the day when the performance guarantee is issued to the day when both parties sign the 240 certificate of the last unit of wind power generating unit, and shall also specify that if the existing contract disputes can not be settled at this time, the validity period of performance guarantee shall be prolong to the day when the above disputes are settled and the credit and debts are paid off.

If the Seller fails to perform the Seller’s responsibilities and obligations under this contract within the validity period of performance guarantee, the Buyer shall have rights to claim in accordance with the performance guarantee contents.

The seller shall notify the buyer in advance before transacting performance guarantee. Moreover, the seller shall submit the text of performance guarantee to the buyer for check and confirmation, and then transact.

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Chapter 14 Taxes

14.1 According to the existing national laws, regulations and provisions related to taxes, the Seller shall paid the taxes relevant to this contract in the material purchasing, equipment manufacturing and supplying process.

14.2 The total contract price shall be the same price including tax. All taxes of contract equipment, materials, technical data, technical services, imported equipment / components provided by the Seller shall be included in the total contract price and borne by the Seller.

14.3 All taxes related to this contract and incurred outside of China shall be borne by the Seller.

14.4 The buyer of this contract is exclusively foreign-owned enterprise, and the imported equipment, components and materials enjoy the national policies of value-added tax and tariff deduction and exemption. The contract’s equipment price shall be the duty-paid price, and the Buyer shall have rights to separate the contract part enjoying national tax deduction and exemption, sign the purchase contract instead of the Seller, and the deducted and exempted interest shall be transferred to the Buyer.

14.5 Although the Buyer signs the purchase contract in Article 14.4 instead of the Seller, the Seller still take full responsibilities for the performance and quality of the provided contract equipment.

14.6 The Seller shall provide the documents of business license and special bill of payment required when the Buyer declares the tax deduction and exemption, and the related expenses are included in the total contract price.

14.7 The tax work in the charge of the Seller is as follows:

14.7.1 Sign the technical supply agreement and the supply contract with the foreign supplier through entrusted by the Buyer according to the provisions of this contract;

14.7.2 Transact import license of mechanical and electrical products or important industrial products;

14.7.3 Transact the related matters of customs declaration and commodity inspection;

14.7.4 Take charge of the expenses of customs declaration and commodity inspection, and the relevant freight and miscellaneous charges when the imported equipment, complete set of parts and materials are delivered to the Seller or the delivery place;

14.7.5 Provide the relevant documents and supporting data required for transacting tax reduction or exemption.

14.8 The Buyer shall be responsible for the following taxes work:

14.8.1 Transact the customs declaration and registration matters;

14.8.2 Transact and provide tax reduction or exemption certification and coordinate the Seller’s customs declaration work;

14.8.3 Clarify the customs provisions and requirements for transacting tax reduction or exemption to the Seller;

14.8.4 Sign the authorized agreement for import, customs clearance, commodity inspection agencies with the Seller.

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Chapter 15 Subcontracting and Outsourcing

Contract of Wind Power Generating Unit

No.	Name of Goods	Place of Origin and Name of Manufacturer

1	Generator	Shanghai Nanyang Motor Co. Ltd./China Xiangtan Electric Manufacturing Co., Ltd. /China Nanjing Turbine & Electric Machinery Factory/China

2	Gearbox	Nanjing High Speed & Accurate Gear Group/China CSIC Chongqing Gear Co., Ltd./China

3	Blade	Sinomatech Wind Power Blade Co., Ltd./China Guangdong Mingyang Blade Co., Ltd. Jiling Branch/China

4	Hub	Ningbo Yeong-Shang Casting Iron Co., Ltd./China Xi’an Mingyang Wind Power Generating Unit Parts Co., Ltd./China

5	Machinery room	Sinomatech Wind Power Blade Co., Ltd./China

6	Frame	Xiangtan Electric Manufacturing Group/China Xi’an Mingyang Wind Power Generating Unit Parts Co., Ltd./China China Huatai Heavy Industry Co., Ltd./China

7	Spindle	Wuhan Heavy Industry Casting and Forging Co., Ltd.,/China Luo Mine Company/China Deyang Dezhong Mechanical and Electrical Equipment Co., Ltd./China

8	Main bearing and bearing block	FAG/SKF China Co., Ltd./China 1 (bearing)) Wafangdian Bearing Co., Ltd./China (bearing) Xi’an Mingyang Wind Power Generating Unit Parts Co., Ltd./China (bearing block)

9	Hydraulic system	Guangzhou BLT Hydraulics & Seals Ltd./China

10	Control system	Guangdong Mingyang Wind Power Technology Co., Ltd./China

11	Pitch control system

Qingdao SSB Company/China (pitch control)

Wafangdian Bearing Group Co., Ltd./China (pitch control bearing)

Sunrise Motion technology (Shanghai) Ltd./China (pitch control bearing)

Siemens (Shanghai) Company/China (motor)

ABB Motor Company (motor)

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Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

12	Yaw bearing	Wafangdian Bearing Group Co., Ltd./China Xuzhou Rothe Erde Slewing Bearing Co., Ltd./China

13	Yaw transmission and drive	Chongqing Gearbox Jiangjin Yongjin Gear Co., Ltd./China (reduction gear) Siemens (Shanghai) Company/China (motor) Xuzhou Rothe Erde Slewing Bearing Co., Ltd./China (yaw bearing)

14	Yaw brake system	France SIM Company/Spain

15	Spindle brake system	France SIM Company/Spain

16	Cable and accessories	Far East Cable Co., Ltd./China Prysmian Cable Co., Ltd./China

17	Frequency converter	Mingyang Company/China Beijing ABB (China) Company/China

18	Standard fasteners (high strength)

19	Final assembly and other accessories	Guangdong Mingyang Wind Power Technology Co., Ltd./China

Chapter 16 Contract Changes, Modifications and Termination

16.1 Contract Changes and Modifications

16.1.1 The Buyer shall have rights to require the Seller of changing one or several items of the contract scope in writing at any time.

16.1.2 The Seller shall not change the scope of the contract without the written consent of the Buyer, or else the Seller has no right to propose the expense and construction period requirements due to project increase and decrease, and the Buyer shall have rights to put forward objections and require compensation.

16.1.3 The Seller shall change as per the Buyer’s change requirements on receiption of the Buyer’s change notification. If the change increases the expenses or period for the Seller’s performance of the contract obligations, the Seller shall propose the case with 14 days on receiption of the change notification, and both parties shall reasonably adjust the total contract price and / or performance period.

16.2 Contract Termination

16.2.1 If the Seller has the following violations, the Buyer can give written termination notice to the Seller to partially or wholy terminate the contract:

•	Any batch of unit is delivered with the time delay of more than 12 weeks;

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•	The installation guidance, testing and commissioning can not be completed from the period specified in the contract to within 30 days after the expiration of contract period;

•	The Seller fails to fulfill any other obligations under the contract (except for minor obligations), and can not remedy the violations with 30 days on receiption of the Buyer’s violation notification;

•	The Subcontractor specified in the contract is changed without the Buyer’s consent.

16.2.2 If the contract can not be performed for above 120 days due to force majeure events, both parties shall have rights to terminate the contract with written notice.

16.2.3 In case of one party’s bankruptcy or insolvency, the other party shall have the right to give out written notice to written notice at any time, in this case, the contract termination shall not affect on the adoptation of any possible remedy methods.

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Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Chapter 17 Force Majeure

17.1 Force majeure means the unpredictable, irresistible and inevitably natural disasters (floods, earthquakes, fires and explosions), war (whether declared or not), government acts and other laws and regulations changes. For any party in the contract, when the enforcement of contract obligations is affected due to force majeure, the delay of the performance period of contract obligations shall be equivalent to the delay of period affected by the force majeure, but the total contract price shall not be adjusted due to the force majeure delay.

17.2 The party affected by force majeure shall inform the other party of the force majeure event conditions by fax or telegram within 5 days after the force majeure event happens, and submit the certification documents issued by the relevant authorities to the other party for review and confirmation within 3 days, and the affected party shall also try to reduce the influence and the delay thereby, and immediately notify the other party when the influence of the force majeure is eliminated.

17.3 If both parties’ estimation period of the force majeure event affect lasts for above 120 days, both parties shall resolve the implementation problems of this contract (including problems of delivery, installation, testing, acceptance, etc.) through friendly negotiation.

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Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Chapter 18 Settlement for Contract Disputes

18.1 All disputes related to this contract shall be firstly settled through friendly negotiation. In case of failure to come to an agreement after negotiation, any party can submit the dispute to the arbitration commission specified in this contract for arbitration with the agreement of both parties.

18.2 The arbitration commission shall be Hohhot Arbitration Commission.

18.3 The arbitration shall be performed in Hohhot.

18.4 The arbitration award shall be final, be binding on both parties, and followed and executed by both parties.

18.5 The above mentioned expenses shall be borne by the unsuccessful party except otherwise specified in the above arbitration award.

18.6 This contract shall be continued to perform during the arbitration period, in addition to the matters submitted for arbitration.

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Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Chapter 19 Contract Validation

19.1 The contract shall take effect with formal signature of legal representatives or entrusted agents (required to be authorized and entrusted by the legal representative in writing) of both parties, official seal, and the following conditions:

This project gets the approval of the Development and Reform Commission of Inner Mongolia Autonomous Region.

The Buyer receives the Seller’s performance guarantee issued as per the format stipulated in the contract.

19.2 The validity period of this contract shall be from the day when the contract is valid to 30 days after the “Final Certificate” of the last unit plant is signed, and this contract shall be terminated after the credit and debt relation of both parties are completely settled. The quality assurance period, confidentiality, responsibilities of breach of contract, dispute resolutions specified in this contract shall not be affected by the termination of the contract.

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Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Chapter 20 Miscellaneous

20.1 The law applicable to this contract shall be Law of the People’s Republic of China (i.e., Contract Law of the People’s Republic of China and related laws).

20.2 The attachments included in this contract are integral part of this contract and shall have the equal legal effect. In case of inconsistency of the attachments with the terms of this contract or vague concept, the terms of this contract shall prevail. All amendment, additions and changes of the terms and conditions of this contract the must be performed in writing. After both parties reach an agreement through negotiation, their respective authorized representatives shall sign the amendment, additions and changes of the terms and conditions of this contract, and the amendment, additions and changes shall be the component element of the contract, and shall have the equal legal effect with the contract. In case of inconsistency or ambiguity for documents at different times, whichever is later.

20.3 The contract obligations undertaken by both parties under the contract shall not exceed the provisions of this contract, and any party of the contract also shall not perform the binding statement, representation, commitment or action to the other party.

20.4 This contract lists the responsibilities, obligations, compensation and remedy provisions of both parties, and any party shall not undertake the responsibilities, obligations, compensation and remedy beyond the provisions of this contract.

20.5 Any party shall not transfer the partial or whole rights or obligations under this contract to the third party without prior consent of the other party.

20.6 The documents and data under the contract mutually provided by both parties (except for the purpose of fulfill the contract) shall not be provided for the third party irrelevant to the “contract equipment” and the related projects.

20.7 Both parties under this contract shall appoint one authorized representatives respectively to take charge of directly handling the technical and commercial issues of the “contract equipment”, and the names and addresses of the authorized representatives shall be notified to the other party when the contract is effective.

20.8 In case of company merger, division or reorganization of any party under this contract, the other party shall be immediately notified of the arrangement of the contract obligations, and the Potentially Responsible Party and the other party shall transact the related contract change procedures, and the Potentially Responsible Party shall continue to undertake the unfulfilled responsibilities and obligations under this contract and guarantee that the performance of the contract obligations and the undertaking of the responsibilities shall not be affected thereby.

20.9 The language used in this contract shall be Chinese, the documents of notice, technical data, instructions, meeting minutes and letter related to the contract implementation process shall be compiled in Chinese, and the documents of technical data and instructions for the imported equipment shall be translated into Chinese.

20.10 This contract has 4 originals and 10 copies.

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Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

20.11 The addresses of both parties are as follows:

	Buyer	Seller

Name	Inner Mongolia Jingneng Shangdu Wind Power Generation Co., Ltd.	Guangdong Mingyang Wind Power Technology Co., Ltd.

Address	Shangdu County, Inner Mongolia	Daling Management District, Zhongshan Torch Hi-tech Industrial Development Zone

Post Code	013400	528437

Contact Person	Li Jian	Chen Minghai

Telephone	0471—2658286	0760-8587733

Fax	0471—2658266	0760-8588313

E-mail	Lijan1370471@sohu.com	chenminghai@mywind.com.cn

Bank of Deposit

Account Number

Tax payer registration number

37

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Page of Signature

Buyer:

Unit Name: Inner Mongolia Jingneng Shangdu Wind Power Generation Co., Ltd.

Legal representative (or authorized representative):

Signature Date:

Seller:

Unit Name: Guangdong Mingyang Wind Power Technology Co., Ltd.

Legal representative (or authorized representative):

Signature Date:

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Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC

WTG Purchase Contract

Contract No.: SD-I-ZJ-001

Appendix to Contract

Buyer: Inner Mongolia Jingneng Shangdu Wind Power LLC

Seller: Guangdong Mingyang Wind Power Technology Co., Ltd

April 2008

Beijing, China

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Appendix 1. Technical Specification	4

1.1 WTG	4

1.2 Central Monitoring System and Remote Control Monitoring System (RCMS)	18

1.3 Power generation system	30

1.4 Other requirements	45

1.5 Turbine Tower	48

2. Product Description	49

3. Overall Technical Data and Manufacturer of MY1.5se WTG	49

4. Requirements on Roads and Operating Field	51

Appendix 2 Scope of Supply	55

Appendix 3. Technical Data Requirements and Delivery Schedule	65

Appendix 4. Delivery Schedule	67

Appendix 5. Equipment Manufacture Supervision (Inspection) and Performance Acceptance Test	68

1 Overview	68

2 Factory Inspection	68

3 Equipment Manufacture Supervision	68

4 Seller Supervises the Manufacture of Tower	71

5 Test, Inspection and Operation Acceptance	75

Appendix 6. List of Technical Services	80

Appendix 7. Power Curve at Standard Air Density	81

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Appendix 1. Technical Specification

1.1 WTG

1.1.1 General requirements

(1) The seller shall supply MY1.5se 1500kW WTG;

(2) Upwind, horizontal axis, three-bladed, speed-and-pitch-variable doubly-fed incorporation-type WTG;

(3) The WTG hub height (TBD);

(4) The power factor can be regulated by +0.95—0.98 on line;

(5) The noise performance of supplied WTG shall comply with IEC 61400-11 standard;

(6) The range of Operating Ambient Temperature shall be -30 °C-+40°C;

(7) The temperature range in living environment shall be -40°C-+50°C;

(8) The requirements of electrical standard IEC 61400-21 shall be met;

(9) The tower shall be conically cylindrical tower composed of 3 sections of hollow towers. The technical requirements for town design shall meet GB/T 19072-2003 standard;

(10) Wind measurement equipment at the top of machine room shall be protected from frost;

(11) Power curve: the actual service capacity of single WTG shall not be lower than 95% of local air density guaranteed output curve;

(12) Availability: average availability of WTG on wind farm shall not be lower than 95% and any availability of single WTG shall not be lower than 85%;

(13) WTG equipment shall meet the following requirements of power grid:

Power grid fluctuation voltage: ±10%;

Frequency: 50Hz±0.5Hz;

The asymmetric limit of voltage is 5%;

Rated power factor of WTG shall be ≥0.95.

(14) WTG shall be able to operate safely in case of absence of operator;

(15) All components of supplied WTG shall be able to operate normally under field conditions and shall be interchangeable while ensuring that the interchange will not influence the normal operation of WTG;

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

(16) The safety class of supplied WTG shall be applicable to extreme climate conditions on the site of this wind farm. The designed life of WTG is 20 years, during which, the major components (wind wheel, generator, gear case, primary axis, machine room and main frame) shall not be replaced. In case the above-mentioned components must be replaced due to the design, manufacture and material, the seller must bear all costs. Any deviation or modification must be described and be accompanied by supporting documents from approval organizations. Any design change that may influence power curve shall be described in detail and provided with certificate from certification organizations. Keys or tools shall be used for all doors, covers or lids to be opened for access to generating set or for installation of WTG;

WTG supplied by seller shall fully meet the above requirements, particularly that the WTG is designed for extremely cold environmental condition in North China. In order to ensure the safe operation under the said environmental conditions, the materials, heating device and control program of WTG are modified, and the measures taken to protect major components from low temperature are as follows.

•	Range of ambient temperature

The detailed investigation on environmental conditions in North China proves that the wind driven generators that operate in North China at low temperature must resist to low temperature, sand storm, storm & thunder and icing etc, or WTG may be incapable of normal operation. In the design stage of MY1.5se WTG, the severe environmental conditions, living conditions and service conditions at low temperature in North China were taken into full consideration in order to ensure the long-term stable and reliable service of MY1.5se WTG in low-temperature areas of North China. Table 3.1 shows the limits of minimum temperature that guarantees the endurance of generating set under non-operating condition. Within the specified range of operating temperature, the generating set can operate safely and reliably, and if the temperature is lower than one of those listed in Table 3.2, the WTG will be out of service.

Table 3.1 Restriction of ambient temperature on generator

Minimum ambient temperature (standby):	-40	°C

Maximum ambient temperature (standby):	+50	°C

Minimum ambient temperature (operation):	-30	°C

Maximum ambient temperature (operation):	+40	°C

Table 3.2 Limiting temperature at which WTG stops the operation

Ambient temperature	-30	°C

Temperature in any battery case of pitch system;	-5	°C

In order to ensure the safe operation of WTG, all important temperatures shall be monitored, e.g. internal and external temperatures of WTG and the temperatures of battery and gear case oil tank inside pitch system.

•	Anti-low temperature adaptability design

1) Material: due to the special climatic conditions, a different kind of nodular graphite cast iron is used for the following components: hub, main bearing block, gear case oil pump case, brake catch bracket, generator support and gear case bracket. As the proof of availability at lower temperature, the notched bar impact value of steel structure of the following parts at -40°C shall be 27J: pivotal bearing for pitch controlling, main shaft, yaw bearing components and gear ring. The durable parts and usable parts of the following components are verified at -40°C: blade, machine room, enclosure, hydraulic system, bolted connection system, cable system, sensor and lubrication.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

2) Additional heating device: the following components are added to pitch system: fan-type heaters are added to machine room, heaters are added to switch cabinet, heater is added to hub bracket collecting ring, heaters are added to oil pump and fan, and heaters are also added to tower foundation switch cabinet.

3) Driving device for pitch control: the driving device for pitch control of MY1.5es WTG is equipped with high-power motor with large braking torque to deal with the increased load in case of freezing. Sealing devices of gear and motor are made from special materials.

4) Batteries in pitch system: a heat insulation pad is used for the heat insulation of battery case. Each battery case is furnished with a temperature sensor, through which the WTG can be safely shut down when the temperature is too low. The heating system mounted in each battery case heats the accumulator to specified temperature. The heating process is controlled by a thermostat which is integrated inside heating unit.

5)

6) Main shaft: the main shaft is made of special heat-treated steel.

7) Gear case: in case of low temperature in oil sump, the gear oil shall be heated with a heating rod. If the oil temperature is lower than specified limit temperature, a fan type heater shall be used to heat the gear case from outside. This fan type heater is fixed to lower side of gear case. The hot air directly heats the oil pump and pipelines etc. Other components are equipped with a static heater to ensure the sufficient lubrication for shaft bearing when the temperature is lower than the minimum operating temperature. The drive motors of pump and wind driven generator are specially designed for operation at both low and high temperatures.

8) Generator: in order to start the WTG, the generator and its components can be heated or pre-heated. This can prevent equipment compensation and heating during startup in cold weather.

9) Hub bracket collecting ring: collecting ring is also equipped with an additional heater, and the heating is controlled with an internal thermostat.

10) Hydraulic system: thanks to the low temperature resistant hydraulic oil, the startup is available in winter.

11) Yaw bearing: all yaw system components are made of materials that can bear extremely cold climates.

12) Machine room: machine room is provided with an additional thermal insulation device to prevent temperature reduction.

13) Tower: the steel grade for steel plate, frame and flange is increased. The paint is particularly suitable for low temperature up to -40°C.

14) Switch cabinet: the heating power for all switch cabinets has been increased. The temperature inside cabinet can be controlled by a temperature sensor. The heating system is directly connected to barrier mesh and is activated through thermostat.

15) Cable: the special cable insulation device that is applicable at the temperature of -40°C is used.

16) Sensor: the speed sensor, yaw position transducer and wind power measurement equipment are suitable for a minimum temperature of -40°C. Several additional temperature sensors have been installed.

17) Fan type heater: all fan-type heaters are collectively controlled by control system. The control system monitors the fan type heater, each of which is provided with a thermostat, which will turn off the fan type heater when air flow temperature is higher than the set temperature. All fan type heaters can operate during the installation and testing.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

•	Startup temperature

The control system performs processing on different startup temperatures with a processor to reach the required operating temperature. The main temperature measurement point is located inside and outside machine room and inside gear case, generator and all cabinets, controlling the heating for machine room and gear case according to temperatures within machine room and of gear oil in different operating states. When the WTG stands by, in case of low temperature inside machine room, the oil pump and oil cooler heating fan motors are activated through control system. The heating in battery case of hub and machine room and for tower foundation control cabinet is controlled by internal thermostat in order to keep the temperature at the said areas higher than specified temperature.

1) Low temperature startup procedure: in case the grid mesh breaks down at low temperature and the heater is not activated, a certain period of time will be required to heat the components of WTG before power generation. Only when the ambient temperature and component temperature are within the range of operating temperature, can the WTG be started. The heating system inside machine room and tower foundation switch cabinet is controlled with a temperature sensor. In case the ambient temperature is not lower than operating temperature and the component temperature is several degrees above freezing point, the WTG will be re-started. When the specified oil sump temperature is reached, the static heater of oil pump will shut down; the oil pump will adjust the oil flow according to temperature. At the specified oil sump temperature, the external heater of gear case will be turned off. When the temperature inside machine room and switch cabinet reaches the specified temperature, all heaters will be turned off. In case the WTG is not generating power, the heater will not be activated until the temperature falls below specified value.

2) Heating procedure: all fan type heaters inside machine room are activated according to temperatures measured at measuring points of WTG. When the ambient temperature is lower than the minimum operating temperature or the wind speed is lower than startup wind speed, the control system will perform the heating to some certain level to ensure the immediate switching to operation mode when the temperature and wind speed get into the range of operation again. When the temperature inside hub battery case is lower than specified temperature, the shutdown mode is activated at a specified wind driven generator speed. In case the whole wind driven generator reaches all specified temperatures, if the climate and wind power conditions are within suitable range, the shutdown mode will be stopped and the wind driven generator will be started.

Corrosion protection: the equipment that are not designed for outdoor operation and installed at tower pedestal must be equipped with protection shed or cover to prevent the influence of sunlight and rainwater. The components that cannot be protected with housing and coating shall be fabricated of suitable materials. The following measures shall be described and approved with special certificates.

•	Corrosion protection shall be conducted to meet the requirements of ISO 12944-2, C5M and similar standards for WTG operation (the difference (if any) shall be described).

•	The materials, components and equipment that are not directly exposed to sun radiation, rainwater and dust shall be protected.

•	All electrical equipment including their enclosures must be protected from climate effect.

•	Determination of paint and coating.

•	Verification and approval on material and coating.

•	The layered structures directly or indirectly exposed to weather shall be confirmed.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

The design of blade, machine room cover and tower cylinder of generating set has fully considered the outdoor atmospheric environment according to the characteristics of wind farm. The coating design that meet the requirements of ISO12944-2, C5M has taken into consideration the resistance to UV aging, rainwater, erosion, C5M salt mist corrosion, high & low temperatures, outstanding adhesion and resistance to sand storm in desert areas.

The surface protection for metallic material of tower cylinder is realized using primer, intermediate coat and finishing coat. Since the blade and machine room are made of glass fiber reinforced resin, the external surfaces are protected with gel coat (primer) and polyurethane finishing coat. The coating design of components inside tower cylinder and machine room exposed to indoor atmospheric environment that shall meet ISO 12944-2 C4 standard takes into consideration the resistance to corrosion in C4 salt mist environment, high & low temperature and the excellent adhesion.

Internal surface of metallic material of tower cylinder and bare metal components inside tower cylinder and machine room, including the enclosures of electrical equipment, shall be protected from corrosion with primer and finishing coat. Internal surfaces of blades and machine room cover need no special protection. Paints for all areas shall be brand paints produced by internationally well-known companies. The long-term application proves that these paints are reliable and can enable the coatings to meet the requirements for service life in outdoor environment of 20 years. The complete coating system configuration plan and application technology specification and process monitoring are provided to adequately assure the application quality.

1.1.2 Mechanical, aerodynamic and hydraulic components

Machine room shall be provided with reliable rain & snow, cold and dust & sand prevention devices and temperature regulation system.

The MY1.5se generating set used in northern part of China supplied by seller shall be applicable to IEC TC3a+ extreme wind conditions (50-year extreme wind speed is 59.5m/s) and low temperature operation. According to the characteristics of wind farms of tenderer in North China, reliable temperature control systems are designed to prevent rain & snow, cold, dust & sand. The major measures include:

(1) Gear case oil seal and satellite gear shaft that are resistant to cold weather are used;

(2) In case of power grid failure, the external heater can realize quick start of system;

(3) Tower cylinder is made of materials that can bear the design load of -40°C;

(4) Air heaters controlled by thermostatic control mounted at important positions inside machine room enclosure and wind driven generator control enclosure can keep the set temperature when ambient temperature is extremely low;

(5) The main shaft is made of materials that apply to low temperature environment;

(6) Sealed machine room and special air flow design; the main air inlet is tower cylinder. The tower door plate is provided with vent opening and louver air filtration unit which shall be cleaned on a regular basis. All tower cylinder platforms have cooling channel; additionally, a thermal louver is set at the bottom of the front side of machine room and is equipped with an air strainer that prevents dust;

(7) Major equipment components (gear case, yaw system, pitch system, frequency converter, low-voltage main distribution box, generator, system control cabinet etc.) are equipped with cooling/heating devices that can ensure the normal operation of equipment at high/low temperature. In case the ambient temperature is lower than operating temperature, the electrical control system will heat the generating set in advance; when the temperatures of machine room and control box reach operating temperature, the microcomputer control system will start the generating set. The control system monitors the temperature of each component from time to time and the generating set may be started only when the temperature is within the allowable range. If abnormal overproof component and part temperature occurs during the normal operation of generating set, the safety chain protection system will be triggered, which will result in generating set shutdown.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

The machine room can be accessed to safely, providing sufficient space and lighting for functional test, maintenance and repair. The machine room is provided with a lifting device that can meet the requirements for handling of tools, spare parts and materials. Above machine room are navigation lights on which safe work areas are set to ensure the safety of maintenance personnel who are close to rotatable parts. The attaching points with safety rope are provided for working personnel, including the attaching point of safety rope that leads to the top of machine room.

•	Wind wheel and blade:

The material, dimensions and coating quality of hub shall meet the design specification.

•	The blade shall be provided with internationally general-purpose aerial signs.

•	The blade shall be provided with sufficient coating.

•	The seller has taken physical measures to avoid the accumulation of dirt and dust on blade. The edge facing the wind shall be subject to anti-corrosion treatment.

•	The steel or synthetic materials for blade shall also be protected from corrosion.

The lightning protection facilities that apply to blade and the connection to machine room protection system shall be provided.

Wind wheel blade and the hub are connected using pitch-controlling bearing. The blade is made of glass fiber reinforced epoxy resin and the hub is made of cast iron. The material of blade is resistant to corrosion and salt mist, and the uvioresistant acrylic polyurethane coating applied to the external surfaces of the materials is effectively resistant to light and oxygen aging of epoxy resin, ensuring the service life of blade of 20 years. The hub is enclosed in hub cap which is made of glass fiber reinforced epoxy resin that is resistant to C4 environmental corrosion. External and internal surfaces are applied with three years of composite coating that can bear the C4 corrosive environment specified in ISO 12944 and effectively avoid corrosion by atmospheric environment and salt mist. The specific corrosion prevention shall be in accordance with rigorous technical specification and operation specification. The connecting bolts are treated with Dacromet Technology and the recommended material shall be Grade 10.9 35CrMo. The corrosion prevention measures for surfaces: Dacromet Technology (three passes of coatings and three baking): in the salt spray test environment with 10% NaCl water solution vapor at 35-45°C, no rust shall appear during the 1000-hour test (according to Chinese national standard).

It is difficult to keep the blade surface from dirt and dust. However, under the effect of wind and rainwater, the blade surface can basically be kept clean. When it comes to the manufactured blades, on the one hand, the blade surface has a extremely high degree of smoothness, due to which the dust and dirt is not easy to accumulate; on the other hand, the existing WTG is equipped with high aero-performance blades produced by Aerodyn of Germany with fully smooth external surfaces and without turbulence generator strip that may result in dirt accumulation.

One pair of wind wheel blade of WTG has been subject to inertia moment trimming and can meet dynamic balance requirement. In case of the necessity of replacement due to damage to blade, the blade shall be configured according to the original inertia moment, and this is easy to realize. The lightning receptors manufactured according to lightning protection standard Class I, IEC_TR 61400-24-2002, are mounted at the point and middle part of blade and on the machine room. The cable is made of copper conductors with a conducting section area of more than 70mm2.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

•	Transmission - gear case:

The seller shall use approved standardized components in good working condition for WTG to ensure the high reliability thereof. Dimensions of all gears, bearings and main shafts have taken into consideration the safety factor in various conditions under which gear case is used for transmission of mechanical load. Relevant technical measures shall be taken in order to minimize the influence of vibration transferred from gear case to main frame.

The rated power of gear case of MY1.5se WTG is 1652kW. This gear case is a specially designed high-performance two-stage satellite and one-stage parallel shaft gear case with a designed speed increasing ratio of 100.746. The gear case is flexibly connected to the frame through an elastic torque support system to minimize the running noise of gear case. According to the characteristics of winds in Asia, the split type design is adopted for main shaft and gear case. One end of main shaft is fixed to base plate with alignment roller bearing, and the other end is connected to the driving shaft of gear case. Gear case of MY1.5se 1500kW WTG has the following outstanding features:

(1) The split design of gear case and main shaft reduces the overall volume and weight for simple and convenient maintenance and replacement;

(2) The fixed shaft planet mechanism for gear case contributes to high driving accuracy, stable transmission, low noise and small vibration; the removable design of high speed shaft and intermediate stage makes the maintenance simpler and more convenient;

(3) The widened straight tooth structure of annulus gear of gear case improves both tooth ring strength and annulus gear usability;

(4) Structure reinforcement design;

(5) Elastic support: gear case adopts two-point support. The points are installed at two special purpose elastic supports with even load distribution to reduce vibration, absorb the noise and reduce peak torque;

(6) A double-alignment roller bearing support is used for main shaft. At the blade side is an alignment roller bearing as a permanent support, and the other side is axially fixed to the rear bearing of main shaft. The alignment roller bearing can prevent the additional stress to main shaft due to installation errors of bearing block.

Gear case is equipped with high-efficiency oil filter and cooler and provides sufficient space for on-site working conditions. The replacement interval of gear case oil is clearly specified by manufacturers according to oil types. Seller shall provide this service until the last inspection at the end of this responsibility.

The interval of replacement of transmission oil shall not be less than 6 months. The maintenance shall be conducted according to Operation and Maintenance Manual.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Failures that usually happen in gear case of WTG: gear teeth micropitting and damage of shaft bearing due to severe service conditions of WTG. According to the said situation, the following solution is developed for the gear case of MY1.5se 1500kW WTG:

(1) The two-stage satellite gear and one-stage parallel shaft transmission distribute the load evenly, improving the overall bearing capacity of gear case;

(2) Gears including annulus gear are forged. The carburizing and quenching technology for teeth grinding (hard tooth surface) improves the accuracy class of gear, tooth surface contact fatigue strength and bearing capacity;

(3) Thanks to rotating planetary pinion carrier and fixed planetary wheel, the sun wheel bears even load, enjoys higher driving accuracy and is easier to optimize;

(4) The bearings are international brand-name products. At the same time, the safety allowance is increased. Calculated according to rated load, the designed service life ≥ 130,000 hours;

(5) The pressure fed lubrication mode is adopted. Mobil’s XMP SHC 320 anti-pitting lubricant is used for lubrication;

(6) The forced water cooling external cycle radiator can keep the oil temperature below 65°C in the working environment at 40°C;

(7) The heating device of gear case can heat the lubricant at low temperature, properly improving the flowability of lubricant that enables the tooth surface to be lubricated efficiently and sufficiently to ensure the operation of WTG in severely cold areas, enhancing the operation reliability and safety of gear case, lengthening the service life of lubricant. In order to ensure the normal operation of low-temperature type MY1.5se/50Hz WTG at -30°C, the gear case is equipped with external heater which is automatically started after the grid loss and recovery and before the startup of WTG. Additionally, the external sealing of gear case has passed rigorous low temperature test.

In addition, the documents that prove that the material, dimensions and surface finish of main shaft which is a critical part in transmission system conform to the design specification shall be applicable to each main shaft, in order to ensure the reliability of standard component.

•	Yaw system:

Two mutually independent transducers (i.e. anemometer and wind vane) are mounted at the rear part of machine room of active-yawing MY1.5se WTG. The machine room is connected to tower through 4-point contact bearings. Machine room yawing is controlled by four electrical driving devices (motor and gear case with brake). The high-speed shaft end of each yawing motor is provided with disc brake. The friction torque generated by friction plate of brake can meet the requirements of various working conditions. The four brake motors provide sufficient yawing moment. The control mode of brake is power-loss braking. The machine room is aligned to wind direction under the effect of the four drive motors.

Inside the tower cylinder is a set of anti-wind device for cables for the purpose of automatic unwinding when the machine room rotates for more than 2.5 turns in the same direction. Manual yawing must be able to regulate in machine room and on local control panel. In order to ensure the normal operation of yawing motors at low temperature, each of them is heated by heating equipment; additionally, the shaft bearings are lubricated with low-temperature lubricating grease.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

1.1.3 Safety system

In order to ensure the safety of operating personnel and continuous failure free operation of wind farm, the seller shall provide a set of complete interlock and safety devices protecting:

•	Operation and maintenance personnel.

•	Mechanical and electrical equipment that shall be protected from damage

•

When the wind farm operation and all components of equipment are started and shut down, it must be ensure that they are in good condition, including the complete sequence control after startup and shutdown.

The operation of all interlock and safety devices is properly controlled and will not interfere the correct circuit during operation. WTG is equipped with safety system that prevents vibration, over-speed, electrical over-load, over-speed of wind, super cut-out wind speed and abnormal temperature.

•	Braking system:

The WTG is provided with two sets of independent braking systems ensuring that the WTG can be shut down in any condition (including grid failure and load rejection) and in case of maximum speed of wind wheel. At least one set of braking equipment operates on the basis of aerodynamic principle and directly acts on rotating wheel. Provided that the situation is different from that mentioned above, the braking of high-speed main shaft will be realized with a mechanical braking system.

WTG’s pitch systems of blades are mutually independent and can be used as both service brake and auxiliary brake. Each pitch unit is equipped with an independent stand-by battery that can perform pitch control even in case of power grid loss. The change of position of one blade to stop position will enable the whole wind-driven generator to be changed from any working condition to safe shutdown status.

Besides, the high speed shaft between gear case and generator is equipped with a mechanical (disc type) brake which can operate only in case of manual shutdown and emergency. In case of long-term powder grid loss, the high speed shaft between gear case and generator is in a free state and the mechanical (disc type) brake is out of function. The braking device equipped with brake pad wear status indicating detector will send signals to control system automatically when the brake block needs to be adjusted or replaced.

As a matter of convenience for maintenance work, the braking system is equipped with a device that locks the blade in its position.

•	Pitch system

The pitch regulating mechanism of WTG supplied by seller is an electrical-driven mechanism with a pitch adjustment range of 0-90°. The pitch system is equipped with three independent pitch adjustment drives.

The driving control system for pitch adjustment is a 7-case design, of which, the master controller is provided with SSB standard L+B system which can keep the pitch system in braking status in case of sudden blackout and takes its own display as HCI. All control devices are subject to salt mist prevention treatment.

Pitch regulating mechanism mainly consists of PLC, thyristor converter, DC motor and backup battery pack etc. that are respectively mounted in central control case, shaft box, hub and battery case.

Central control case: single case; hexagon; made of 2mm thick stainless steel; IP 54. The central control case is equipped with power distribution and PLC controllers, and the external connection circuit is provided with over-voltage and lightning protection.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Figure 3.1 Schematic diagram of pitch adjustment mechanism

Axial box: 3 boxes; hexagon; made of 2mm thick stainless steel; independent control on the three blades respectively; motor speed is controlled with thyristor converter; rated current: 50A, peak current 100A.

Battery case: 3 cases; hexagon; made of 2mm thick stainless steel; independent power supply for three DC motors respectively; the voltage of each battery pack is 216V; 18 x 12V/7.2Ah accumulators; effective design measures guarantees long service life of battery and ensures that the service life of battery will not be less than 3 years in normal operation condition.

DC motor for pitch adjustment: the 3 single-phase DC series motors connected in parallel with resistors to prevent no-load power failure. As for ambient temperature, reliable measures are taken to ensure the long-term safe and reliable operation of WTG. In case of long-term power failure at low temperature that may occur within 20 years, the WTG can be started automatically without damaging any part and component thereof after the ambient temperature rises to -30°C (low-temperature type) or -10°C (normal temperature type).

The pitch system and machine room is connected through sliding ring, including 400VAC power supply, 230VAC power supply, DI/DO, ProfiBus communication line etc. Pitch adjustment mechanism meets the following environmental conditions:

Temperature range for low-temperature generating set: operating ambient temperature -30~+40°C; living environment temperature: -40~+50°C; Height above sea level ≤2000m (elevation of Yellow Sea).

1.1.4 WTG (WEC) monitoring system

WEC control system and power generation system must provide adequate protection for mechanical and electrical devices of WTG to avoid failure or collapse while ensuring the overall maximum generating watt in specific wind power conditions.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

WEC control system must meet the requirements for automatic and unattended operation and have its own independent master control panel installed on WEC pedestal and provided with a standard interface that is compatible with central monitoring system (RCMS). This control system shall detect about all conditions of unsafety, enabling WEC system to stop operation and return to safe or damage-free state. Manual or automatic intervention shall not be the protective function of control system.

The setting of control system shall be protected from unauthorized interference;

Any single failure of sensing or starting components of control system shall not influence the safe shutdown of WEC system.

The controller shall be designed for operation in severe environmental conditions including abrupt change in temperature, humidity or sand storm climate etc. WEC control system shall have manual control function, e.g.:

•	Terminate automatic operation and prevent unauthorized operation on remote control system

•	Manual startup

•	Manual yawing adjustment

•	Manual braking and release

•	Manual shutdown

This system shall be able to turn off, indicate and issue the alarm at least under the following conditions:

•	Emergency stop

•	Power grid failure, e.g. frequency fault, voltage collapse, phase sequence fault and asymmetric phase

•	Overcurrent

•	Overspeed of rotating wheel

•	Overspeed of generator

•	The acceptable overload is exceeded

•	The acceptable maximum instantaneous overload (over-wind speed) is exceeded

•	Temperature limit is exceeded (e.g. generator, gear case oil, shaft bearing, control panel, hydraulic oil and ambient environment)

•	Braking system failure

•	Excessive vibration of machine room

•	Excessive cable ringing

•	Anemometer and wind vane failure

•	Control system failure

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

•	Power generation system fault

•	Hydraulic system failure

•	Lubricating oil system failure

In case of shutdown due to power grid failure and after the disappearance of super-standard temperature rise and temporary and instantaneous overload due to cable twist, over-wind speed and ambient temperature, the control system shall be able to automatically restart WEC. After the failure recovery, the WEC system shall be able to be restarted manually.

The machine room shall, at least, be equipped with a control panel (top control panel/button) that must be able to conduct basic operation during the operation, maintenance and overhaul.

The machine room shall, at least, be provided with an emergency shutdown switch (to control panel) for manual operation, and its device shall be mounted on main distributing board or control panel on WEC system pedestal.

WTG controller shall be so designed that the program damage can be prevented or the operating personnel are able to re-install the program in case of program damage.

WTG controller shall be able to indicate the data being transmitted/received from RCMS in order to detect the errors that may occur during communication in a timely way.

•	Monotoring function:

Monitoring system as a constituent part of WEC control system shall at least indicate the following items:

•	WEC status

•	Monthly and yearly operation hours of WEC and the accumulated working hours

•	Normal operation hours of power grid

•	Normal operation hours of WTG

•	Hours of electric power generation

•	Hours of service

•	Hours of failure

•	(Monthly, annual and accumulated ) generated electrical energy of WEC in kWh

•	All phase frequencies and currents

•	Wind speed in m/s and wind direction in degree (current/typical monthly distribution and monthly average)

•	Power curve (kW-m/s, store the monthly statistics values)

•

All faults (status information, times of failure, total time of duration, date and month of occurrence and accumulated failure; the internal storage shall be able to store the information of more than 14 months)

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

•	Active power output (kW)

•	Reactive power (kvar) or power factor cosj

•	Rotating wheel speed

•	Machine room, generator stator, gear case, bearing, ambient temperature

In case some values cannot be directly measured, the seller may provide an optional solution, namely data acquisition from central monitoring computer.

All monitoring data shall be processed into documents in certain formats for the purpose of direct callup of independent information recording system. An appropriate calling interface shall be recommended.

Based on Beckhoff IPC, TwinCAT automated software and bus terminal technology, the MY1.5se 1500kW WTG supplied by seller realizes wind-driven generator normal operation control, generating set safety protection, fault detection and treatment, setting of operation parameters, data record indication and manual operation. Through various communication interfaces, the WTG can perform in-situ and remote communication. The design and function of electric control system can meet the requirements for unattended operation, automatic operation, status control and monitoring of WTG and can perform operational control, system monitoring and safety protection.

The normal operation control covers automatic startup of generating set, generator operation, dehumidification and heating for main parts and components, automatic tracking of wind direction by machine room, startup and stop of hydraulic system and radiator, cable wringing and automatic unwinding in machine room, and automatic stop upon negative power. The monitoring system is designed to monitor the voltage and frequency of power grid, the output current and power of generator, wind speed, wind direction, blade speed, generator speed, hydraulic system status, yaw system status, lubrication system status, gear case status, soft startup status, temperature of key equipment of WTG and outdoor temperature etc. The controller controls the reliable operation of WTG according to signals from transducer.

The safety protection system is a three-layer structure: the computer system (controller) is an emergency stop chain and individual parts protection device independent of controller. Computer protection involves all respects of complete WTG and components. Emergency stop chain protection is designed for serious fault of complete equipment and artificial requirements. Individual hardware protection is mainly designed for protection of generator and various electrical loads.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Figure 3.2 WTG control scheme

Figure 3.3 Speed-variable and pitch-variable WTG control system

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Every instrument is very important to the operation of wind wheel The anti-interference mechanism in electric control system is designed against harmonic interference and radiation interference in the circuit. The specific solution: RC set in 24V power supply commutating circuit is used to filter the waves; the RC absorption circuits are set in parallel at both sides of contactor to absorb inrush current. The Beckhoff (Germany) module design applies to industrial environment and conforms to radiated interference standard EN61000-6-4:2001 and interference immunity standard EN461000-6-2:2001. The modules are set in grounded cabinet to shield RF interference. Signal cable is shielded cable with one end grounded. Optical fiber is used in communication circuit. The twisted pair for communication together with optoelectronic coupler can realize the isolation. Additionally, grounding system with adequate capacity is used; the ground points of strong-current and weak-current components are separated, and multipoint earthing is adopted.

Figure 3.4 WTG monitoring system

1.2 Central monitoring system and remote monitoring system (RCMS)

1.2.1 Central monitoring system

1.2.1.1 Overview

The WTG monitoring system installed in central control room of wind farm completes the HMI for monitoring and control on WTG while providing a data platform for system expansion. This monitoring system is a WTG monitoring system platform combining the monitoring and control functions. In monitoring system, real-time data is regularly transmitted from data acquisition subsystem to master station, constituting the monitoring screen status, warning message and the basis of indication of some reports. The failure of central monitoring system or remote monitoring system will not interfere the operation of WTG, and the failure of WTG will not disturb the operation of central monitoring system or remote monitoring system. One monitoring system can control 100 WTGs. The major functions of monitoring system of central control room:

•	Real-time data acquisition; acquisition of real-time data of all WTGs

•	Storage of historical data; no time limit of storage; data platform for WTG system operation analysis is provided; historical data can be stored for at least 20 years.

•	Control the operation of all WTGs on wind farm

•	Record and processing warning message

•	Record and processing of operation event record

•	Report creation and printing

•	Analysis and statistics of wind farm performance data

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Remote monitoring system and central monitoring system provide similar monitoring interface, but without operation and control functions. The remote monitoring system can be connected to central control room through two network solutions, monitoring the operation of WTGs via monitoring system of central control room.

Figure 3.5 Transmission change information

Figure 3.6 WTG information and control

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Figure 3.7 Central monitoring of wind farm

1.2.1.2 Central control room network structure

The system uses closed-loop redundancy optical fiber network as the basic structure of network with optical fiber switch with closed-loop connection function as the core equipment. Through the closed network, optical fiber switch is connected to all WTG controllers. The network base protocol is open TCP/IP. Based on TCP/IP protocol, BECKHOFF has developed the ADS protocol that is suitable for industrial control system. The monitoring system connects each WTG to central monitoring room with armored cable; cable trench shall be excavated between WTG and central monitoring room.

Figure 3.8 Wind farm network structure

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

The optical fiber switch is connected to each WTG through closed-loop optical fiber network, of which the topological structure is shown in above figure. For the purpose of further improvement of network reliability, the system may increase the quantity of network segments to reduce the number of WTGs at each segment of network and improve system reliability. Thanks to the sectional closed-loop connection, the system can permit the network fault at one place of every segment; in this case, the network can operate normally without any data loss.

The 100M optical fiber network can fully meet the monitoring system control requirements. The server and client computer provide network redundancy, i.e. double-network redundancy between switch and server and between switch and computer at operator station. Additionally, the monitoring system can automatically switch between the two networks.

Upper HMI network uses double-network redundancy:

•	Redundant switch

•	Redundant Ethernet cable and card

•	Redundant server

1.2.2 Remote monitoring system

Remote monitoring network supports two network structures which shall be constructed according to the willingness of telecommunication company to provide Standard Ethernet:

•

If the telecommunication company provides Standard Ethernet, the remote monitoring system can be connected to central control room server through Ethernet; this network structure has higher network performance.

Figure 3.9 Remote monitoring system of wind farm (telecom Ethernet)

•	In case telecommunication company does not supply standard network, the system will be connected to network through dial-up; in this case, the communication rate is relatively low.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Figure 3.10 Remote monitoring system of wind farm (dial up)

1.2.2.1 Capacity expansion of central monitoring system

The central monitoring system supplier by seller supports 100 WTGs. In case of more than 100 WTGs, more monitoring systems are necessary. By combining several monitoring systems in parallel, the system will support any number of WTGs. The monitoring systems are separated by routers. Since the monitoring systems are installed in different Ethernet segments, the operation of one monitoring system will not influence that of another monitoring system.

After the central monitoring systems are separated by routers, some operating stations, e.g. remote monitoring station and data analysis management station etc., may require for several monitoring systems. In order to enable this function, the monitoring system must set the gateway of computers in central monitoring room, namely, the nearest router port in network topology shall be assigned to Ethernet default gateway. The main computer that assigns the Ethernet default gateway shall be the redundant server computer of monitoring system. In order to improve the system safety, the in-situ network equipment of each WTG are connected to other network systems.

Figure 3.11 Wind farm capacity expansion schematic diagram

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

When the monitoring system is divided into several network segments which are separated with router, regardless of the communication between several network segments, all communication sockets are within each network segment and will not influence other monitoring systems. Therefore, when several monitoring systems are operating in parallel, the monitoring systems will not interfere each other and restrict the number of wind farms that the whole central control room allows to control.

In case some computer of a monitoring system needs to access to the computer in other network segment, the communication packet shall be transmitted by router. When more monitoring systems are to be established, more servers shall be installed. By installing more servers and network devices, the central monitoring system will be able to support more than 300 WTGs.

1.2.3 Description of functions of central monitoring system

1.2.3.1 Safety protection

The operating functions of central monitoring system are protected from non-authorized access. The system predefines that different users can enjoy different monitoring and operating functions. In any case, only one user can log onto each computer and the said user can only enjoy the predefined operating functions. When working on WEC, the field personnel must switch the current operation authority to in-situ operation mode through in-situ monitoring system and computer with touch screen. In this case, the computers in central control room cannot control the WTGs, and the operation can only be controlled through local monitoring system in order to prevent incorrect manipulation by remote personnel.

1.2.3.2 Historical data processing

Everyday, the historical database stores only one document that can be backed up with built-in DVD burner of server. When the historical data is needed, the historical data document can be sourced from backup CD.

The system can store the historical data for at least 20 years. As a matter of fact, there is no time limit.

The historical data is stored according to the change therein but not in fixed intervals. Once the change in data occurs, the storage operation will be conducted. However, the query can be made according to fixed intervals.

The historical data covers nearly all of data parameters of WTG. The data to be stored include, but not limited to the following data:

•	Effective power (current power and 10-minute mean value) of each WEC and the whole wind farm in kW

•	The (daily, monthly, annual and accumulated) power output of each WEC and the whole wind farm in kWh

•	Power consumption of each WEC

•	Wind speed and direction (e.g. distribution and time series, m/s, 10-minute, daily, monthly and annual mean values) indicated by anemometer and wind vane of each machine room

•	Ambient temperature (current, 10-minute, daily, monthly and annual mean values) measured by temperature sensor at WEC

•	Voltage and current of WEC that are included in failure message

•	(Current, 10-minute, daily and monthly) temperatures of generator (stator and rotor), gear case and sensitive electrical devices of each WEC and the relevant possible maximum temperature values

•	Availability (examined on a monthly and yearly basis) of each WTG and the whole wind farm as per bidding document

•	Manual start-stop of WEC; recorded shutdown period (time, duration and number of times)

•	Start-stop of each WEC due to change in ambient temperature; recorded shutdown period (time, duration and number of times) and ambient temperature

•	Shutdown due to the wind speed that exceeds the wind speed limit; recorded shutdown period (time, duration and number of times)

•	Shutdown due to the wind speed that is lower than the wind speed limit; recorded shutdown period (time, duration and number of times)

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

1.2.3.3 Monitoring function of central monitoring system

The central monitoring system shall have, but not limited to this following functions

•	Terminate the operation of WEC and the whole wind farm (in normal condition and emergency)

•	Resume the operation of WEC and the whole wind farm

•	Change in control parameter (this is the function that can be realized after time limit expires)

The activation of these functions shall be recorded into log files in the form of date and time; when necessary, the files can be printed.

Remote monitoring and data acquisition functions:

All monitoring data and function will be recorded and stored in perpetuity, providing various functions that are necessary for printing of report. Monitoring data includes on-line data and historical data. The following data shall be monitored at least:

•	The status of each WEC and the whole wind farm

•	All faults of the whole wind farm and each WEC, including power grid failure (status information, quantity, type, date and time of fault occurrence and failure duration)

•	WEC status

•	Monthly and yearly operation hours of WEC and the accumulated working hours

•	Normal operation hours of power grid

•	Normal operation hours of WTG

•	Hours of electric power generation

•	Hours of service

•	Hours of failure

•	(Monthly, annual and accumulated ) generated electrical energy of WEC in kWh

•	All phase frequencies and currents

•	Wind speed in m/s and wind direction in degree (current/typical monthly distribution and monthly average)

•	Power curve (kW-m/s, store the monthly statistics values)

•	All faults (status information, times of failure, total time of duration, date and month of occurrence and accumulated failure; the data can be stored for at least 20 years)

•	Active power output (kW)

•	Reactive power (kvar) or power factor cosj

•	Rotating wheel speed

•	Machine room, generator stator, gear case, bearing, ambient temperature

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

•	Effective power (current power and 10-minute mean value) of each WEC and the whole wind farm in kW

•	The (daily, monthly, annual and accumulated) power output of each WEC and the whole wind farm in kWh

•	Power consumption of each WEC

•	Wind speed and direction (e.g. distribution and time series, m/s, 10-minute, daily, monthly and annual mean values) indicated by anemometer and wind vane of each machine room

•	Ambient temperature (current, 10-minute, daily, monthly and annual mean values) measured by temperature sensor at WEC

•	Voltage and current of WEC that are included in failure message

•	(Current, 10-minute, daily and monthly) temperatures of generator (stator and rotor), gear case and sensitive electrical devices of each WEC and the relevant possible maximum temperature values

•	Availability (examined on a monthly and yearly basis) of each WTG and the whole wind farm as per bidding document

•	Manual start-stop of WEC; recorded shutdown period (time, duration and number of times)

•	Start-stop of each WEC due to change in ambient temperature; recorded shutdown period (time, duration and number of times) and ambient temperature

•	Shutdown due to the wind speed that exceeds the wind speed limit; recorded shutdown period (time, duration and number of times)

•	Shutdown due to the wind speed that is lower than the wind speed limit; recorded shutdown period (time, duration and number of times)

The successful operation of RCMS will be verified in details during commissioning.

RMCS continuously indicates the following instantaneous values of each wind farm which is used as primary description in all user manuals:

•	Last failure

•	Number of times of WEC synchronization

•	Wind speed (m/s) (anemometer tower)

•	Overall active power (MW)

•	Overall reactive power (MVAr)

•	Power coefficient

Data acquisition system can process the following statistical data:

•	Comparison of power curve for a selected period of time

•	Effectiveness of each WEC and the whole wind farm specified in technical specification

•	Daily, monthly and annual mean values or distribution

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

In case of the following abnormal operating conditions, the monitoring computers in field control building and SWPC control building can give visual and audio alarms:

•	Failure and emergency stop

•	Manual shutdown and startup

•	Shutdown due to the wind speed that exceeds the wind speed limit

•	Shutdown due to the ambient temperature that is out of allowable range

1.2.3.4 Tendency chart function

•	The system provide detailed tendency chart function including:

•	Power and wind speed curve of each WTG

•	Power and wind speed curve of the whole wind farm

•	10-minute, 15-minute, 30-minute, and 1-hour mean value curves; different average time can be set according to user requirement

•	All parameter trend curves recorded from the establishment of wind farm can be viewed; the trend time is at least 20 years.

•	Seller may make other tendency chart screens according to user requirements

Figure 3.12 Wind farm parameter tendency chart

1.2.3.5 Processing of warning message

The processing of warning message is in accordance with the definition of database. In specific conditions, any real-time data that is collected can be indicated in alarm window queue of monitoring system and taken as warning message, giving acousto-optic cue signal. All warning messages can be indicated on the screen in monitoring center; additionally, the summary documents of daily warning messages can be automatically sent to the mail box of personnel concerned by e-mail that provides great convenience for professional management personnel to prepare the report.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Figure 3.13 General plan of alarm on wind farm

SCADA is one of the major functions of monitoring system. Here, we have provided a high-performance design platform for WTG monitoring screen. This platform can ensure the simplicity and high efficiency of design process of SCADA screen is particularly applicable to the change in future system function requirement. The screen design process adheres to a plug-and-play principle. The system provides plentiful drafting controls. Only by selecting appropriate picture elements among the said controls, dragging them into the screen and conducting corresponding attribute parameter configuration, can the design personnel set the main warning functions of monitoring system:

(1) Hydraulic system failure, e.g. low oil level, low oil pressure and excessively high oil pressure in hydraulic system

(2) Yaw failure

•	Cable unwinding failure

•	In-situ monitoring system failure

•	Abnormal vibration of machine room

•	Braking system failure, e.g. wear of brake lining, mechanical brake failure

•	Anemometer and wind vane failure

•	Power generation system failure, e.g. abnormal temperature of generator, gear case and yaw motor, contamination of oil filter of gear oil tank

•	Over-speed of wind wheel and generator

•	Startup of safety system

•	The temporarily acceptable overload is exceeded

•	Excess temperature (e.g. generator, gear case oil, shaft bearing and control panel etc.)

In case of the following situations, the equipment may stop operation while indicating and transmit alarm signal and may be automatically started again when circumstances permit.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

(1) Low wind speed

(2) Excessively high wind speed

(3) Cable unwinding

(4) Power grid failure

(5) Protection actions

(6) Excessively high ambient temperature

(7) The acceptable maximum instantaneous overload is exceeded

1.2.3.6 System event recording function

Monitoring system has a logbook function. The operation record under system record is saved to Access database and the report can be printed.

1.2.3.7 Data analysis and report printing

Monitoring system has data analysis and report printing function. Reports to be printed are mainly divided into the following parts:

•	Shift report

•	Daily report

•	Weekly report

•	Annual report

Data analysis includes:

•	Annual utilization hours of each WTG

•	Annual power generation of each WTG

•	“Wind speed – Power” table of each WTG

•	Statistical analysis of power generation on the whole wind farm

1.2.3.8 Functions of remote monitoring system

(1) Detection function

•	Active power (current power and 10-minute mean value) of each WTG and the whole wind farm in kW

•	The (daily, monthly, annual and accumulated) power output of each WTG and the whole wind farm in kWh

•	Power consumption of each WTG

•	Wind speed and direction (e.g. distribution and time series, m/s, 10-minute, daily, monthly and annual mean values) indicated by anemometer and wind vane of each machine room

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

•	Ambient temperature (current, 10-minute, daily, monthly and annual mean values) measured by temperature sensor at WTG

•	Voltage and current of WTG that is included in failure message

•	(Current, 10-minute, daily and monthly) temperatures of generator (stator and rotor), gear case and sensitive electrical devices of each WTG and the relevant possible maximum temperature values

•	Availability (examined on a monthly and yearly basis) of each WTG and the whole wind farm as per bidding document

•	Manual start-stop of WTG; recorded shutdown period (time, duration and number of times)

•

Start-stop of each WTG due to change in ambient temperature, wind speed that is higher/lower than cut-out wind speed; recorded shutdown period (time, duration and number of times) and ambient temperature

(2) Operation event recording function

The activation of these functions shall be recorded into log files in the form of data and time; when necessary, the files can be printed.

(3) Description of preparation of remote control system report

Remote monitoring system does not store the system operation report data; however, it can obtain report data from central monitoring room through network. The system provides the following reports:

•	Power output report

•	Generating set operation report

•	Event operation record report

1.2.3.9 Generating set performance report between seller and buyer (3 years after commissioning of wind farm)

The real-time historical database of central monitoring system records important historical data related to generating set operation which can be stored for at least 20 years. Based on these data, the system automatically generates a WTG report on a monthly basis, providing historical information about WTG operation and failure. This report will be taken as the basis of discussion between seller and buyer in case of failure during commissioning and 3-year failure responsibility period. The historical data report format is determined by both parties through consultation at liaison meeting and can be modified to some extent according to requirements. The major operation parameters are as follows:

•	Normal operation hours of WTG

•	Hours of electric power generation

•	Hours of service

•	Hours of failure

•	(Monthly, annual and accumulated) generated electrical energy of WEC in kWh

•	All faults (status information, times of failure, total time of duration, date and month of occurrence and accumulated failure; the data can be stored for at least 20 years)

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

•	Power consumption of each WEC

•	Availability (examined on a monthly and yearly basis) of each WTG and the whole wind farm as per bidding document

•	Start-stop of each WTG due to change in ambient temperature; recorded shutdown period (time, duration and number of times) and ambient temperature

1.3 Power generation system

Electrical components like switch device, drive, generator, control unit and equipment are designed in accordance with WEC certification specification. Every part of electrical equipment in electrical system conforms to IEC or equivalent standards and applies to all predictable field conditions, including the environmental, mechanical, chemical and thermal influence on system during equipment installation and operation. Nominal parameters of electrical equipment apply to stable and instantaneous voltage and current that may occur during normal operation and failure. Different external influences may take effect solely or have linkage effect mutually. In case of the mutual linkage effect, the protection of the level that is high enough shall be selected for each part of electrical equipment.

Each electrical component has appropriate level of interference immunity (see IEC1000) to electric interference. The selection of all electrical components shall follow the principle that no harmful influence or interference to other components of electrical system shall be made.

1.3.1 Protection

Prevention of electrical contact

The arrangement of electrical system of WTG supplied by seller shall be able to facilitate the operation, test, inspection and access by maintenance and repair personnel. Electrical system design shall ensure personnel safety and prevent the danger due to direct or indirect contact with live parts of the system by other animals. All live parts shall be covered with insulating material or isolated in proper shielding mode.

Since the conductive components are live in case of insulating material failure, creepage protection measures shall be taken for electrical system that is in indirect contact with. The following methods or other similar measures can ensure the protective effect:

•	Cut off the faulty loops automatically with ground fault protection devices

•	The requirements related to insulation specified in IEC (or equivalent standard) must be met

Interface connected to power grid:

In order to protect WTG, a breaker shall be installed between power grid and the electrical system of WTG. This breaker shall be able to cut off all power circuits simultaneously, and its position shall be convenient for access by operating personnel and maintenance personnel.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

The breaker can be manually started or be started through control system of WTG. Its nominal parameters shall meet the requirements for maximum short-circuit capability of WTG connection point and power grid.

Auxiliary circuit. Heating and lighting circuits have their own isolation device that is provided with definite cut-off point and can operate in no-load condition.

Soft startup device or similar systematic device can minimize the transient state during WTG synchronization to prevent the over-voltage of WTG being started.

Enclosure of electrical equipment:

Weather resistant electrical equipment enclosures are resistant to dust, water and sunlight. The door and cover board are provided with special locks to ensure the safe closure at closing position, meeting the minimum requirements of MEMA12 or similar IEC standard. All enclosures shall be properly protected and be so arranged that the possibility of exposure to rainwater is reduced. The in-splash of rainwater shall be prevented when the enclosure door is opened for access or maintenance.

Electrical wiring:

Characteristics of wiring between electrical system components of WTG shall meet IEC 227, 245, 287 or equivalent standards. For the selection of positions and conductors, the stress during installation and operation shall be taken into account.

Conductors shall be so arranged that over-voltage will not occur due to contact between conductors in case of different rated voltages.

Wires with different thermal endurance classes shall not be placed in the same conduit, unless the current density of each wire is not greater than allowable minimum thermal endurance class.

The route and fixation of wires shall be able to prevent insulation friction or wear due to WTG yawing, equipment vibration or induced vibration.

All cable terminals are connected to terminals with rings or mounted to wiring block. Each cable terminal is furnished with identification tag or color code. All WTGs shall use unified color codes, and all electrical connections shall meet IEC standard.

Current transformer:

The current transformers for measurement of power made through SCADA system shall be calibrated and shall meet the requirements of IEC standard specification on Sub/measurement application or similar specifications.

WTG’s control and protection requirements:

In case of power grid voltage and frequency failure and power failure that prevent the continuous and safe operation of WTG, automatic devices for safe shutdown shall be provided. When the external electrical system environment becomes stable, the WTG shall be able to restart automatically.

Protection device shall be calibrated according to the values of current, voltage and time related to circuit, power grid and hazard possibility characteristics. The calibration of MY1.5se WTG protecting device includes over-current protection setting and under-voltage protection setting for main circuit breaker, of which all the values are shown in Table 3.3.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Table 3.3 WTG protection adjustment variables

No.	Item	Protection value	Remarks

1	Main circuit breaker over-current & overload long-time delay calibration	1.1×In,10s

2	Main circuit breaker over-current short circuit short-time delay calibration	1.1×In,0.1s

3	Main circuit breaker over-current short circuit instantaneous release calibration	> 10×In

4	Adjustable range of main circuit breaker under-voltage setting	0.9Un,0.1s

5	Generator temperature protection	105ºC,30s

6	Main bearing and gear case bearing temperature limit	75ºC,30s

Protection of WTG provided by seller shall be compatible with protective devices of power grid and ensure the timely and successful elimination of failure. Protection and control systems shall have electromagnetic interference resistance ability of appropriate level. All components of protection and control systems shall so selected and arranged that they will be protected from destructive or harmful electromagnetic effect inside electrical system.

An emergency stop button shall be set on the ground and in machine room respectively at least and its priority shall be higher than that of automatic control system and be able to enable the equipment to stop. WTG controller is furnished with interfaces for on-site commissioning, programming and control operation through portable computers. The seller shall provide two portable computers with corresponding software.

Seller shall provide the mode of communication between generating set controller and the computers in master control room. Controller of each WTG is mounted in WTG tower.

The seller shall supply WTG controller and cable and/or optical fiber cable and all accessories for connection to internal equipment of WTG. The seller shall also provide UPS for WTG controller.

An emergency stop button shall be set on the ground layer of tower cylinder and in machine room respectively at least and its priority shall be higher than that of automatic control system and be able to enable the equipment to stop. The anti-interference mechanism in electric control system is designed against harmonic interference and radiation interference in the circuit. The specific solution: RC set in 24V power supply commutating circuit is used to filter the waves; the RC absorption circuits are set in parallel at both sides of contactor to absorb inrush current. The Beckhoff (Germany) module design applies to industrial environment and conforms to radiated interference standard EN61000-6-4:2001 and interference immunity standard EN461000-6-2:2001. The modules are set in grounded cabinet to shield RF interference. Signal cable is shielded cable with one end grounded. Optical fiber is used in communication circuit. The twisted pair for communication together with optoelectronic coupler can realize the isolation. Additionally, grounding system with adequate capacity is used; the ground points of strong-current and weak-current components are separated, and multipoint earthing is adopted.

WTG controller is furnished with interfaces for on-site commissioning, programming and control operation through portable computers.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

The communication mode of WTG controller and master control room computers shall be determined by seller. The master control cabinet of generating set consists of tower foundation cabinet and machine room electric control cabinet. The communication between control cabinets are made through optical fiber Fieldbus. Figure 3.14 shows the functional zones of tower foundation master control cabinet and machine room electric control cabinet.

Figure 3.14 WTG control system function zoning

The control system uses Beckhoff’s (Germany) hardware and software system (real-time PLC “WINCAT” and embedded PC (CX1020)). Wind-driven generators equipped with Beckhoff components and parts include 2MW DeWind D8, 5MW MultiBrid M5000 and 3MW Ecotecnia 3.0MW etc. Compared with original PLC control system, Beckhoff control system has the following advantages:

•	Two separate EtherCAT control loops (one for WTG, the other for high-speed wind farm communication)

•	EtherCAT bus redundancy improves the safety and reliability.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

•	EtherCAT performs communication of machine room, tower and wind farm through optical fiber connection.

Electric Independent Pitch System adopts the products of Germany LUST or SSB brand. Pitch Motion Control System is used to adjust the angle of paddle on wind turbine generator equipment. The whole system includes AC Servo Driver, motor and other necessary components such as limit switch, sensor, switch board and etc. The system is connected with power system and upper control system through slip-rings coupler. Pitch System, as first wind turbine generator aerodynamic brake equipment, takes key effect to safe and stable operation of wind turbine generator. Three-rotor-blades independent control and direct current drive motor are adopted and storage battery is also equipped. When power of this system is shut down, storage battery will supply power to drive motor. As long as one rotor blade changes to feathering position, wind turbine generator will be stopped to safe position.

Site bus communication is adopted between Pitch System and main control cabinet. Pitch System can control independently adding safety chain hard node. Under the condition that safety chain is disconnected or system is broken down, Pitch System can work independently and make the rotor blade feathering and then stop the equipment.

1.3.2 Generator and Relative Equipment (Such as Frequency System)

The relative parameter and technical requirement of generator and relative equipment supplied by seller and tender should be submitted together. Technical requirement of generator please see attachment two. Among that, generator is total closed and at least reaches F grade insulation and can run under below conditions of power system:

•	Rated frequency is 50Hz and allowable deviation of operation frequency is ±0.5Hz;

•	Allowable deviation of voltage of YBM high voltage side is between +10% and -10%;

•	Asymmetry limit value of voltage is 5%;

•	Safeguard grade: IP54

•	Vibration grade: N

•	Electric and mechanical components of generator should afford the attack during startup.

1.3.2.1 Generator: Mingyang 1.5MW aerogenerator adopts doubly fed induction generator system. Compared with other types of generator system, doubly fed induction generator has following advantages:

•	Rotor speed is changeable and can adapt to the operation status of different wind speed;

•

flexible synchronization system has less attack to system and at the same time makes use of direct current bus storage capacitor to change generator output under gust condition and make system output more stable.

•	Generator works in biggest wind energy efficiency area which increase annual generated electrical energy a lot.

•	System cubage is small and power factor is adjustable, so reactive power compensation is not needed.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Elementary diagram of Doubly Fed Wind former is shown as Diagram 3.15:

Diagram 3.15 Elementary Diagram of Doubly Fed Wind Former

Generator is total closed and electric and mechanical components of generator can afford the attack during startup and its technical parameter is shown as Table 3.5.

Table 3.5 Main Technical Parameter of Generator

No.	Parameter	Unit	Value

1	Manufacture

2	Model

3	Type		Doubly Fed Induction Generator

4	Rated Power	KW	1550

5	Rated Voltage	V	690

6	Power Factor		Adjustable between -0.95~0.95

7	Insulation Grade		F

8	Rated Frequency	Hz	50.00

9	Stator Rated Electric Current	A	1086

10	Rotor Rated Electric Current	A	440

11	Range of Rotating Speed	rpm	1000~2016

12	Rated Torque	Nm	8223.0

13	Installation Method		Elasticity Support Fix

14	Cooling Method		Forced Cooling

15	Safeguard Grade		IP54

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

16	Winding Connection Method		Type Y

17	Rotor Open-circuit Voltage	V	1872

18	Rotating Direction		Counterclockwise

19	Efficiency		96.6%

20	Quality	kg	6300

21	Grease Type		Mobilith SHC 100

Insulation bearing: adopts preloaded bearing which has high reliability and high carrying capacity. It can withstand high temperature and corrosion and its life time is not less than 170000h. The temperature of each bearing does not exceed 90☐ under any operation conditions. The bearing temperature is monitored through two temperature sensors.

1.3.2.2 Generator Synchronization Process and Influence to Power System during Operation: Generator stator connects with power system through main breaker and rotor connects with power system through frequency system. Rotating speed of generator rotor is changed in proportion to wind speed. In order to ensure best rotor rotating speed (i.e. higher than generator synchronous speed), angle of rotor blade is adjusted through a pitch transmission unit. But angle adjustment is a very slow process. In order to compensate the quick change of rotor rotating speed, frequency system quickly increases or reduces rotating speed of rotor magnetic field to ensure generator to obtain best slippage. When wind speed slows down, transmission unit get energy from electric power and increase rotating speed of rotor magnetic field to ensure that stator has capability to supply energy to power system. It is same that when wind speed increases, rotating speed of rotor magnetic field will slow down. When exceeding synchronous speed, energy generated from rotor can be transmitted to power system.

a) Influence to System Stability during Startup and Shutdown Process

During startup of generator, rotor circuit line side frequency converter pre-connects into power system through buffer resistance and load switch. At the same time, line side frequency converter starts and charge to direct current circuit capacitor. Rotor side frequency converter supplies excitation to generator rotor according to generator rotating speed. When system detects that generator stator output voltage is same with system voltage, main breaker closes and generator merges into power system. According to emulated calculation result, when cutting in wind speed, the power of generator synchronization is less than 40kW and it is synchronous close-brake and will not attack to system. During normal separation from power system, transmission unit adjusts the torque to zero. In this way, stator electric current is reduced to zero to disconnect with generator and will also not attack to system.

If power system is broken down, generator will disconnect with power system very soon and will attack to system. But according to latest requirement of European Union, synchronization aerogenerator is not allowed to disconnect with power system immediately when system is broken down but should support power system according to system design requirement. Different countries have different system requirement range, for example in German aerogenerator is required to keep 600ms connection when system voltage is reduced to 15%. Currently China has not put forward such requirement of electric system to aerogenerator. As for serious breakdown of power system, frequency converter system has Crowbar circuit to prevent over-speed and over-voltage.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

b) Needs for Reactive Power during Startup Process

Rotor circuit frequency converter system is AC-DC-AC frequency converter system. During generator startup process, rotor circuit line side frequency converter pre-connects into power system through buffer resistance and load switch. At the same time, line side frequency converter starts and charge to direct current circuit capacitor. This circuit is equivalent to rectification circuit and because rectification component adopts IGBT Rectifier Bridge and power reaches 0.99 which is close to 1, it is not needed to absorb reactive power from the system. On the contrary, when generator system works, control system can run according to set reactive power mode and supply reactive power energy to system.

1.3.2.3 Frequency Converter: Frequency converter adopts mature, reliable products with high cost performance from ABB company which passed practice proof. This model has been used by GE and other wind turbine generator companies for a long time. It is proved through practice that it is mature, reliable products with high cost performance. The technical parameter of frequency converter is shown as Table 3.6.

Table 3.6 Main Technical Parameter of Frequency Converter

No.	Parameter	Unit	Value

1	Manufacture		ABB/Converteam/IDS

2	Model		ACS###-##-####/0770-PC-7

3	Rated Power	kVA	770

4	Input/ Output Voltage	V	690/0~690

5	Input/ Output Electric Current	A	645/440

6	Output Frequency	Hz	±34Hz

7	Efficiency		0.98

8	Power Factor		Adjustable between -0.9~0.9

9	Control Method		Direct Torque Control

10	Communication Port		CANBUS

11	Switch Frequency	kHz	2

12	Dv/dt	kV/µs	<1.5

13	Dimension (L*W*H)	Nm	8223.0

14	Safeguard Grade		IP54

15	Quality Certification		CE

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

1.3.3 Switchboard

Switchboard used on site (tower bottom) control system and generator system is better to be arranged on the public plate. Low voltage (<50V) circuit must separate with power circuit (>50V).

Switchboard installed on the tower bottom floor should have a bottom frame and min height is 100mm. Switchboard should have suitable quantity of cable sleeves which are used for all cable outlet and inlet line.

Current-carrying component does not exceed allowed temperature increase under required condition and can keep enduring rated electric current under rated voltage.

Switchboard should be equipped with several copper ground bus bars (PE) and this bus bar should connect with cable and/or guard plate of wiring lead. Ground bus bar (PE) should also connect with ground system.

All components in switchboard must be installed on the installation board. Cover board and door which are equipped with equipment on the surface should have necessary strength.

All switchboards including their modules should at least have min room and creeping distance to insulation group required by IEC standard.

Bus bar should be pure electrolytic copper.

Patch board should be installed on a standard installation fence and all inner wiring should be soft single-core copper wire which the min section dimension is 1mm2. Wiring should be arranged in open PVC trunking in switchboard.

Every switchboard should be equipped with 15% of standby patch board which is used to control wire switch-in.

Every component in switchboard should be graded separately according to corresponding drawing. Terminal used for power line should be marked on phase position signal. Control wire should accord with wiring diagram compiled by seller and need to get buyer’s approval.

Inner wiring must accord with ferrule and number on the wiring diagram and all equipments installed on the panel should be marked with plane signal and function signal.

Except that safety sign should be in Chinese and English, signal and descriptive text in the diagram should be in Chinese.

1.3.3.1 Choice for Main Electrical Apparatus Elements

Main Electrical apparatus elements are of SCHNEIDER, SIEMENS, ABB, ALSTOM, OMRON and other brand. Terminal strip inside cabinet adopts high salt fog resistance and high corrosion prevention Phoenix terminal strip or Chengdu Weidmuller terminal strip.

1.3.3.2 Technical Performance Requirement

Cabinet Frame and Outer Cover

Main control cabinet installed on the floor should have a bottom frame and min height is 100mm. Switchboard should have suitable quantity of cable sleeves which are used for all cable outlet and inlet line.

1) Cabinet frame is self supporting assembling structure installed vertical to the ground. It has flexible combination and good ventilation and radiating effect to ensure operators’ safety and convenient to maintain, check, monitor, repair and test.

2) Cabinet frame and outer cover has enough strength and rigidity and can afford weight of installed components and electromotive power generated during short circuit. At the same time, they will not deform because of lifting and transport of complete set of equipment to influence the equipment performance.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

3) Switch cabinet should be operated in the front side and repaired in both sides. All fasteners have been done “three proofings” treatment. Switch cabinet has TH safeguard function and bottom of switch cabinet adopts cool plating treatment.

4) Safeguard grade of outer cover of synchronization switch cabinet is IP54.

5) The frame is in form of general cabinet and adopts good steel plate after bending and bolting. Cabinet surface satisfies with item 5.1.2 in this technical requirement and is applicable for the safeguard to special climate in this project such as high moist and high salt spray.

6) All components in switchboard must be installed on the installation board. Cover board and door which are equipped with equipment on the surface should have necessary strength.

7) Switchboard should be equipped with copper ground bus bars (PE) and this bus bar should connect with cable and/or guard plate of wiring lead. Ground bus bar (PE) should also connect with ground system.

8) Bus bar should be pure electrolytic copper.

9) Patch board should be installed on a standard installation fence and all inner wiring should be soft single-core copper wire which the min section dimension is 1mm2. Wiring should be arranged in open PVC trunking with cover in switchboard.

Vent

1) The design and installation of vent prevents voltaic arc or fused metal from erupting on the condition that fuse-link and breaker work normally or short circuit happens.

2) Dimension, shape and installation position of vent will not reduce the strength of whole outer cover obviously.

3) Vent setup will not reduce the safeguard grade of outer cover.

4) Vent on the top of outer cover should be masked with shroud plate.

Isolation

1) Clapboard is used to divide the equipment into several compartments such as bus compartment, cable compartment and function unit compartment to satisfy one or more requirements as below:

•	Prevent from touching live parts near the function unit;

•	Limit enlargement of accident voltaic arc;

•	Prevent external object from coming from one compartment into another compartment.

2) Hole between compartment ensures that the gas generated when fuse-link and breaker is disconnected in short circuit situation will not influence normal work of function unit in neighboring compartments.

3) Clapboard used for isolation could be metal board or insulation board. Metal clapboard connects with protection ground conductor. Deformation of metal clapboard during collision of human body should not reduce its insulation distance; Insulation board is made of inflaming retarding, non-hygroscopic and breakage-proof good insulation material.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

4) Clapboard in function unit compartment will not be damaged or deformed forever by the pressure of voltaic arc or free gas generated during disconnection in short circuit situation.

5) All switchboards including their modules should at least have min room clear distance and creeping distance to insulation group required by IEC standard.

Other Requirements

1) Automatic temperature controller and moisture-proof heating device are installed inside switch cabinet.

2) Current-carrying component does not exceed allowed temperature increase under required condition and can keep enduring rated electric current under rated voltage.

3) Every component in switchboard should be graded separately according to corresponding drawing. Terminal used for power line should be marked on phase position signal. Control wire should be graded according to the wiring diagram compiled by seller.

4) Inner wiring accords with signal and number on the wiring diagram and all equipments installed on the panel should be marked with plane signal and function signal.

5) Signal, descriptive text and safety sign should be in Chinese and English.

1.3.4 Capacitor Group (Deleted)

1.3.5 Low-voltage Cable

Power Cable should accord with the requirement of IEC or DIC-VDE standard or other equivalent standard.

Power cable must be copper lead which min rated voltage is 1000/600V and cable arrangement should avoid joint.

Monitor cable adopts optical fiber cable and parallels with power cable arrangement and must use special shield.

1.3.6 Ground/Shield Ground

Every wind turbine generator should supply ground arrangement according to seller’s recommendation and IEC standard. All electric appliance frames should be grounded effectively. Ground circuit of joint ground electrode and final lead should be made in copper and branch line circuit should be equipped with protective lead.

Every wind turbine generator must be equipped with ground electrode system and ground resistance of ground system is not bigger than 4Ω.

Ground electrode should be designed to satisfy max possible short circuit current.

All mental components should be connected into user ground terminal correctly.

Reliable special ground equipment should be supplied. Underground ground network and ground electrode is supplied and constructed by buyer and confirmed by seller.

Section of shield ground lead is half of ground wire. Shield ground should be finished between ground metal and exposed metal and in this way, it can connect under accident situation. Exposed metal includes:

•	Ladder

•	Enterable structure steel component

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

1.3.6.1 Requirement of System Ground

The ground system installed in the machine set is a part of wind turbine generator basic flange and its design must satisfy with local conditions and design requirement. Resistance must be very low and should be lower than 4Ω. Ground connection must be highly stable and corrosion and electrolysis is not allowed. Resistance to ground of ground system should not bigger than 4Ω.

1.3.6.2 Ground System of Wind Turbine Generators

•	General ground contact is fixed on the main frame. This contact is copper bus bar of 40*10mm and 400mm long and it must be arranged on the left of main frame.

•

Ground contact of control cabinet will be connected with general ground contact through 16mm yellow-green ground cable. Connection cable should be as short as possible and close to main frame. In order to avoid ground cable circuit, no other cables should be between ground cable and main frame.

•

Generator ground is connected with general ground contact. Cable must be designed a half of monophase current, i.e. two 185mm cables. Connection cable should be as short as possible and close to main frame. In order to avoid ground cable circuit, no other cables should be between ground cable and main frame.

•	Generator outer cover is connected with main frame by a short and soft ground bus bar.

•	Gearbox cover is connected with main frame by a short and soft ground bus bar.

•

Two electrical dischargers (spark gap) should be between main frame and turbine tower flange. This spark gap should not be bigger than 1mm. From ground bus bar on left main frame, one 50mm ground cable should reach to top of the tower through cable lifting bracket. This cable circuit should be as short as possible but can resist the damage caused by yaw safely. Shorter the cable is, smaller the inductivity is.

•

Between each two parts of tower frame, at least two contacts are connected with each other by short 50mm2 ground cable. Main ground bus bar at the tower bottom must be fixed on the base. The only specification of general ground contact is 40*10mm copper bus bar which is same in the pod.

All connection must be as short as possible and does have unnecessary bend or circuit. General ground installation facility leads to basic through its inner shaped flat steel. This shaped flat steel must be connected with main ground bus bar by 50*6mm shaped flat steel. Ground system of wind turbine generator must be connected with ground system of transformer.

When ground system is installed according to system ground requirement, local soil condition and resistivity must be considered. Ground network must be made of closed-loop conductor and connected with ground stud through joint made by aluminum-thermal welding. According to geology condition of Leichou Peninsula, if ground resistance is not low enough, ground system must be improved. In many occasions, improvement of ground system can be realized in way of adding two ground studs once and then putting them around ring conductor equidistantly.

Ground system is made of at least 30*3.5mm zinc-plated steel bar. Ground network conductor is buried under the ground surface and is lead up to the ground through ground stud and then connected inside the turbine tower of wind turbine generator. The equipments inside nacelle will be connected with bottom of turbine tower through 240mm2 ground cable after connecting with each other and then form equipotential connection with ground system. The conductor ring at the bottom basic of turbine tower connects and grounds the turbine tower, protected area and mobile platform of basic electric control cabinet to realize equipotential connection. The medium voltage cabinet, measurement equipment, transformer and low voltage output cabinet inside transformer station are also grounded to the basic. Transformer Secondary neutral point is grounded.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

1.3.7 Lightning Protection

(1) Wind turbine generators and relative equipments should be protected properly to avoid over-voltage damage caused by lightning strike or lightning.

(2) Wind turbine generators equipment (including RCMS) must avoid harmful transient voltage and should adopt over-voltage protection device and other advanced methods.

(3) Protection device should ensure that wind turbine generators can afford lightning strike and wind turbine generators can be in safe condition during operation. Lightning rod, switchboard and other relative equipments of wind turbine generators are connected with ground network reliably. Lightning arrester should accord with or exceed requirement of IEC standard. However, if lightning rod is limited by site condition, measurement higher than the available standard must be adopted and at the same time current technical level should be considered.

(4) Because over-voltage is always generated from external power network or local equipment. Lightning strike of wind turbine generator and control system and electric breakdown protection should setup surge capacitor and lightning arrester at the joint of wind turbine generators and control system. Communication line and control & protection system used for wind field monitor and remote monitoring system also need to be equipped with lightning arrester and cushioning device.

1.3.7.1 Design Standard of Lightning Protection

Basic requirement of lightning protection of wind turbine generators and ground system from the seller is as below:

VDE 0100 Part 410 and 540

DIN VDE 0151

DIN VDE 0185 Part 1 and 2

DIN VDE 0618 Part 1

DIN 18014

IEC 61312-1 / DIN VDE 0185-103

IEC 61024-1 / VDE 0127 Part 24

IEC 61400-24

IEC 61662

1.3.7.2 Over-voltage Protection Measurement

Lighting protection is divided into internal protection and external protection. External protection is responsible for dissipating the energy caused by direct lightning strike and avoiding mechanical damage and fire caused by wind turbine generators mainly through lightning rod and ground system to realize. Only if good ground with low resistance and low inductive effect is prepared, lightning current can be dissipated as soon as possible and potential difference can be as low as possible.

Internal protection includes electromagnetic field and potential difference generated by lightning electromagnetic pulse caused by direct and indirect lightning strike inside nacelle and sensor cohesion energy area. It intents to reduce over-voltage to lowest value to protect electronic components and protect people from stepping over voltage and contacting with voltage mainly through ground system and over-voltage protection to realize.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Because of height of wind turbine generator and extremely exposed geographical position, wind turbine generator must be designed in details to protect from direct lightning strike and electromagnetic field caused by indirect lightning strike because of strike to surrounding area, neighboring wind turbine generator or power network transmission line. Among that, control system, electric system and rotor blades have the highest damage rate under lightning strike. Lightning protection partition is shown as Diagram 3.16 and lightning protection design requirement is shown as Table 3.7.

Diagram 3.16 Lightning Protection Partition

Table 3.7 Lightning Protection Design Requirement

Lightning Protection Design Grade	Content

LPZ 0	Rotor Blades, Anemometer Mast, Turbine Tower

LPZ 1	Nacelle

LPZ 2	Pitch System, Electrical Control System, Generator, Frequency Converter, Transformer, Slip Ring

1.3.7.3 Lightning Protection System

a) Lightning Protection Design for Rotor Blades:

Lightning arrester is installed at the end of rotor blade and they are connected with flange by a cable as shown in Diagram. It is also connected to rotor hub through soft cable at rotor blade bearing position. Spark gap is specially supplied as second possibility and spark gap should not be bigger than 1mm. Lightning protection measurement is shown as Diagram 3.17.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Diagram 3.17 Lightning Protection Measurement of Rotor Blades

b) Anemometer Mast

Anemometer and weather-vane frame are built as lightning rod. From the bottom of lightning rod, one piece of 16mm single-strand copper wire or a piece of zinc plated flat steel transmits lightning current to left main frame directly along the shortest line. Cable is not allowed to have other bends except necessary bend. Inflammable material is not allowed to exist near the lightning arrester which transmits lightning energy and especially inside pod.

Wind sensor cable must go through inside lightning arrester pole in order to use this pole as faraday cell. At the bottom of lightning arrester, at the exit where cable goes out of the lightning arrester pole, distance between sensor cable and lightning cable must be as big as possible and should be 500mm or bigger. (In order to connect the sensor cable and lightning cable on right main frame with left main frame directly.)

c) Turbine Tower

Between each two parts of tower frame, at least two contacts are connected with each other by short 50mm2 ground cable. All connection must be as short as possible and does have unnecessary bend or circuit.

General ground installation facility leads to basic through its inner shaped flat steel. This shaped flat steel must be connected with main ground bus bar by 50*6mm shaped flat steel.

d) Pitch System

Pitch system and pitch motor are designed according to LPZ2 lightning protection grade in order to protect pitch system and control box from electromagnetic interference. All input ground cable and shielding layer must be connected with ground terminal strip directly when entering into control box.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

All cables between nacelle controller and control box of rotor hub pitch system should be shielded. Shielding device will be connected with ground terminal strip and slip ring cover.

In pitch control circuit, surge protection device is adopted to protect input and output signal.

e) Electrical Control System and Frequency Converter

Electrical control system is designed according to LPZ2 lightning protection grade in order to protect electrical control system and control box from electromagnetic interference. All input ground cable and shielding layer must be connected with ground terminal strip directly when entering into control box.

All cables between nacelle controller and control box of turbine tower should be shielded. Shielding device will be connected with ground terminal strip. In control circuit, surge protection device is adopted to protect input and output signal.

1.4 Other Requirements

1.4.1 Interchangeability

All supplied wind generators should have same design and structure and all components should be interchangeable. All wind generators should adopt unified color coding and/or wiring mark. But the basic of each wind generator should be designed according to its geology condition.

The performance and lifetime of any components of interchangeable wind power generation system in normal usage should be unified and interchangeable and does not need to change interface feature.

1.4.2 Reliable Design

All system components must satisfy with one of following three reliability requirements:

(1) Control system is used to detect possible breakdown and if breakdown is detected, system should stop automatically.

(2) After analysis, component indicates that required detection interval time is long enough to find and resolve problem before breakdown happens.

(3) System design requires that component is redundant and system can keep safe operation after breakdown till breakdown is detected by monitoring equipment or during normal detection. In case these components or assemblies are broken down, redundancy requirement or operation of control and detection system must keep wind turbine system in a non-dangerous condition.

1.4.3 Lubricating Oil and Grease

All lubricating oil and grease required by wind turbine generator operation maintenance need to be stipulated. Synthetic oil and mineral oil and equivalent products from MOBIL, CALTEX and TOTAL which can be purchased in China should be listed. If equivalent products can not be purchased in China, replaced cheaper lubricating oil and grease should be prepared. All lubricating oil should be fit for temperature and other conditions in the wind power station. The lubricating oil and grease used for wind turbine generators are as shown in Table 3.8

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Table 3.8 Lubricating Oil and Grease

Manufacture	Bearing Lubricating Grease	Gear Face Lubricating Grease

BP	Energrease LS-EP2	Energol WRL/GR 154GS

CASTROL	Grease LMX

ESSO	Beacon EP2	Surret Fluid NX

MOBIL	Mobilux EP2	Mobilgear OGL007 Mobilgear SHC 630

SHELL	Retina EP2	Malleus GL205

SINOPEC Lubricating Grease	2# Lithium-complex EP Grease	SINOPEC #7420 Heavy-load Open Gear Grease

1.4.4 Material

All materials used to manufacture wind turbine generator should be brand new and do not have defect and damage. Defect and damage terms used here indicate imperfection, i.e. model and grade of material do not satisfy with standard required by design. All material should be fit for temperature and other conditions in the wind power station. Replaced component must be new but not old component after repairing or renovating.

1.4.5 Repair

Non-natural solid material must be treated and repaired to protect the completeness of surface under the condition stipulated in Section 2. The purpose is that material does not need to be repaired within at least 10 years.

The components made of composite materials such as rotor blades need to be applied gel paint cover layer or urethane coating. Front edge of rotor blade should be corrosion-proof. Outer surface of wind turbine generators should be in gray. The signs on the nacelle including manufacturer’s name, color, dimension and shape need to be approved by seller.

1.4.6 Maintenance and Safety Design

Design of wind turbine generators should be easy to maintain and repair. All components must be entered easily. As for the components which total weight exceeds 30kgs, attached device connection contact will be added or a chain hook will be made for transportation.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Enough personnel safety attached device points should be equipped in the place where people need to go inside to maintain and repair. Ladder inside the tower must be equipped with safety cable and safety channel. Safety cable and safety channel should be consistent with personnel falling limit device.

In order to ensure personnel safety, following content should be considered in design:

•	Supply safety enter components and work position for the persons who will inspect and repair regularly.

•	Enough measurement should be taken to protect person from accident caused by contacting with rotating components or moving part.

•	Safety rope and safety belt or other approved protection devices should be supply for the staff who need to climb the turbine tower and work up ground.

•	Measurement and safety release device of locking wind wheel and yaw system should be supplied during maintenance period.

•	Warning sign should be set up for electrified body.

•	Lightning discharge device should be supplied.

•	Illumination should be enough inside tower and nacelle.

•	Accident stop button should be set on the top of tower and in the tower bottom control cabinet.

•	During maintenance period, remote monitoring function should be cut off.

Wind turbine generators should at least have following maintenance and safety characteristics:

•	Machine stops automatically when breakdown happens.

•	Local and remote monitoring performance and operation condition.

•	Work platform or other enterable devices.

•	Attached device is set on the components of material which need to be transported.

•	If ladder is used, safety climb rope should be added.

•	Safety attached device should be set for the staff who work on the overhead work platform and on the top of nacelle.

•	During maintenance, wind wheel locking device should be adopted and wind turbine generators brake system is not needed.

1.4.7 Nameplate and Sign

Main components of wind turbine generators and other parts in spare parts and components list should be marked with part number and manufacturer’s name. As for batch manufactured components, if they are sensitive to time and cycle, time and serial number should also be marked. Each wind turbine generator should have permanent sign and the content is as below:

•	Model

•	Type of generator

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

•	Power factor and rated power

•	Rated frequency

•	Number of phases

•	Output voltage

•	Rated operation rotating speed

•	Max rated output

•	Efficiency of generator under rated power

•	Manufacturer

•	Manufacture Date

1.5 Turbine Tower

This project adopts cylinder steel turbine tower and height of rotor hub of wind turbine generator is 65m. Seller should recommend reasonable height of rotor hub of wind turbine generator according to wind resource condition in wind farm, transportation condition, lifting condition and height of rotor hub equipped with wind turbine generator.

The whole supporting system of turbine tower is composed of three sections.

Seller is responsible for design, manufacture supervision, quality inspection of turbine tower.

Design of turbine tower satisfies with requirement of relative manufacture standard IEC61400-1 and at the same time fits for local transportation and installation conditions. Turbine tower can be divided into several sections and max length of any section accords with transportation road requirement of wind farm.

Turbine tower is equipped with an internal safety ladder reaching to the nacelle and has a certainty quantity of middle platform. The ladder is equipped with a falling-proof safety device. In order to climb the ladder or work on the ladder, illumination power supply should be equipped on the tower (and inside nacelle) and illumination lamp should be installed. Illumination lamp should be prevented from damage and illumination power supply should be supplied by seller and installed opposite to the ladder to reduce damage possibility. WEC is equipped with safety belt.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

2 List of Description

General Layout of Machinery Room of Mingyang MY1.5se Wind Power Generating Unit and Introduction to Each Part

1 Fairing	6 Gearbox	11Yawing driven

2 Blade bearing	7 Hydraulic parking brake	12 Engine base

3 Bearing block	8 Heat exchanger	13 Coupler

4 Spindle	9 Ventilation	14 Generator

5 Oil cooler	10 Wind wheel hub	15 Control cabinet

3. Overall technical data and manufacturers of MY1.5se 1500KW Generating Unit

Overall Technical Data and Manufacturers of Generating Unit

No.	Parts	Unit	Numerical Value

1	Data of generating unit

1.1	Manufacturer/Model		Guangdong Mingyang Wind Power Technology Co., Ltd/MY1.5se

1.2	Rated power	KW	1500

1.3	Diameter of rotation	m	77
1.4	Height of hub (recommended proposal)	m	80

1.5	Cut-in wind speed	m/s	3

1.6	Rated wind speed	m/s	11

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

1.7	Cut-out wind speed (10 min average value)	m/s	25

1.8	Extreme (survival) wind speed (3s average value)	m/s	59.5

1.9	Expected life	Year	20

1.10	Availability of wind farm equipment	%	≥95

1.11	Installed quantity of this machine	Set	2

2	Blade

2.1	Manufacturer/Model		Beijing Institute of FRP /SINOMA40.25

2.2	Materials of blade		Glass fiber reinforced resin

2.3	Linear speed at blade tip	m/s	75.4

3	Gearbox

3.1	Manufacturer/Model		JAKE/PPSC1290MY

3.2	Number of transmission stages		Two stages of planetary gear, one stage of parallel shaft

3.3	Gearing ratio		103.4483

3.4	Rated torque	kNm	2093

4	Generator

4.1	Manufacturer/Model		Lanzhou Electric/Yongji Electric

4.2	Rated power	KW	1550

4.3	Rated voltage	V	690

4.4	Rated rotation speed and speed range	rpm	1800

4.5	Power factor		Adjustable between -0.95~0.95

4.6	Class of insulation		F

5	Frequency converter (adopt doubly-fed induction generator)

5.1	Model of frequency converter		ABB/ACS###-##-####/0770-PC-7

5.2	Rated power	KVA	770

5.3	Input/output voltage	V/V	690/0-690

5.4	Input/output current	A/A	645/440

5.5	Input/output frequency range	Hz	±34Hz

6	Compensation capacitor (without)

6.1	Group number

6.2	Capacity	kVAr

7	Spindle

7.1	Manufacturer/Model		Wuhan Mingsen

8	Main bearing

8.1	Manufacturer/Model		FAG/SKF

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

9	Brake system

9.1	Main brake system		Individual blade pitch brake

9.2	The second brake system		Single disc, fail safe, active (park the drive system in the period of disconnecting power grid)

10	Yaw system

10.1	Model/design		Active electrically driven

10.2	Control

10.3	Yaw control speed	degree/s	0.8

10.4	Model of anemometer		THIES4.3519.00.64

10.5	Model of anemoscope		Lambrecht14565-24V

11	Hydraulic device

11.1	Manufacturer/Model		Svendborg

12	Local control system

12.1	Model/design		MY/BECKHOFF

13	Lightning protection

13.1	Lightning design standards		Design according to IEC1024-1 Comply with GL certification

13.3	Earthing resistance of fan	Ω	≤4

14	Weight

14.1	Machinery room	T	68

14.2	Generator	T	7

14.3	Gearbox	T	16

14.4	Blade	T	6.1

14.5	Hub system	T	15

15	Pitch control system

15.1	Pitch control range	Degree	0-90

15.2	Type of pitch control		3-blade individual electric pitch control

15.3	Manufacturer/Model		SSB/Mingyang/Lust

4 Requirements on Road and Operation Site

4.1 Scope

This instruction puts forward the dimensions and composing characteristics of road and operation site required for installing MY1.5se wind power generating unit on site. The height of the whole wind power generating unit is more than 75m, and the unit can be divided into 3 parts which shall use a crawler crane with the maximum load of 400t.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

4.2 Road

4.2.1 Composition of road

Road must meet the requirements for transportation and hoisting, and shall have the bearing capacity of 30kg/cm2. In case of transporting machinery room, the machinery room and transporting vehicles have the weight of about 90t.

The filling of subgrade depends on the characteristics of soil. General components include selected materials and 40cm artificial sand gravel.

Selected materials. Clean up the surface soft soil to composite material layer, and then compact the selected materials artificially. If composite material can not be found because the soil is too soft, 40-50cm dense sandy soil and artificial sand gravel must be backfilled.

Artificial sand gravel is the dry, granulated or fully milled mixture. Its granular size shall be even. Basic characteristics and grain composition must comply with relevant provisions on PG3 artificial sand gravel. These materials must be compacted layer by layer, and must use certain amount of water. Likewise, the leveling of each layer must implement the same provisions as the compaction. If it’s difficult to get these selected materials, other substitutes are allowed. Highway of —30cm uses the stone (1 layer, compact) + 30cm sand gravel (1 layer, compact).

4.2.2 Width of road

Minimum working width of road is 5-6cm.

At quick turn and slope (typical bending of road is 180°), the working width of road will increase to 7m.

The working width of road for each set of wind power generating unit must reach 10m. At quick turn and slope (typical bending of road is 180°), the working width of road will increase to 11m.

The final 0.5 m of channel might not be able to bear the supported weight because of the risk arising from cutting soil.

Therefore, the crane and the vehicle of transporting machinery room can not be placed at the boundary.

In addition, at turning area, the channels at two sides of road can not come out, or the channels shall not exist.

If wind farm is large road, a cross area must be arranged every 5km, with the length of about 35m and width of about 4-5m.

4.3 Operation site

General requirements for the site of installing wind power generating unit are shown as follows:

a The operation site must be even, and the appropriate dimension is about 35x35m. The distance from the center of crane to the center of tower base is about 30m. The maximum gradient at the side of operation site shall not be higher than 0.5%.

b The surface of the site for assembling and hoisting blade must be flat and compacted, and the ground has no vegetation. The dimension is about 80x80m.

c The compaction of operation site is as important as the access road. If the operation site is not compacted, the site will sink. The operation site must bear the weight of 100t at least which includes the weight of crane, machinery room or the heavier.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

d On the operation site, there must be an appropriate position which is used for storing the tower, blade, machinery room, hub and other spare parts. This position must be extended by a crane.

e The flat surface of operation site can not be lower than the flat surface of tower base. Because the flat surface of operation site is higher than the flat surface of tower base, it is favorable for installation.

4.4 Requirements on transportation road

The road for transportation of wind power generating unit must comply with the requirements of the following figure:

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Appendix 2 Work and Supply Scope

The whole set of wind power generating set includes all complete equipment (except tower) in tower which ensure normal operation of wind power generating unit, including but not limited to wind wheel system, transmission/brake system, yaw system, pitch system, machinery room and engine base, electric system, control and protection system, total circuit breaker of wind power generating unit, power cable and control and communication cables (to ground control cabinet) in tower, grounding copper wire and relevant accessories; all necessary lightning protection equipment in tower of wind power generating unit; all connecting parts of optical cables from wind farm to central control center used for monitoring wind power generating unit.

Furthermore, the seller also shall provide the following equipment:

•

1 set of central monitoring system of wind farm, including software, optical cable interface and safe lock. Central monitoring system which is supplied by the seller and installed in main control building of wind farm meets the function of remote monitoring simultaneously at two different places, but without the control function. The seller provides remote monitoring system software and relevant equipment for connecting the control building of wind farm to Internet.

•

For special tools, test equipment and materials used for installing, testing, commissioning, operation, maintenance and overhaul of the supplied equipment (including the hoisting and auxiliary unloading tools except crane), please see the list of appendix in detail. The tools for installation, operation and maintenance in the list of special tools can meet the need of installation, testing and normal operation and maintenance of supplied equipment, otherwise, the seller shall supplement for free, but the buyer shall return the supplemented special installation tools to the seller after finishing the installation.

•

Spare parts and consumables for the warranty period of two years. See the list of appendix. If the varieties and quantity of the accompanying spare parts and consumables actually used in the two years exceed the scope of list, the seller shall supplement the quantity not used according to the actual for free, except main parts of wind power generating unit.

•

Provide all technical documents, data and drawings (including the design of tower and standard foundation drawing) required for installation, testing, operation and maintenance of wind power generating unit equipment.

•

Provide the wind power generating unit’s installation guidance, testing, tower’s manufacturing supervision, foundation’s construction supervision and inspection and other technical services; the training of operating and maintenance persons, maintenance and repair in plan or not in plan within the warranty period.

•	Provide the brand, specification, model, dosage and unit price list of required oil as well as the alternative solution of imported oil.

•

For each tower ladder, the seller shall design a set of anti-fall protection device. This wind farm provides 20 sets of braces. These braces shall be whole-length, including shoulder, leg and leather belt. Each pair of braces shall be equipped with two sets of safety lanyards.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

The buyer purchases low-voltage cables from the exit of ground control cabinet of wind power generating unit to box-type transformer and box-type transformers. But the seller must provide technical requirements like specification and model of low-voltage cables and optical cables. And the seller is responsible for providing technical requirements on installation and construction of cables and optical cables.

•	All necessary lightning protection equipment in tower of wind power generating unit;

•	All technical documents, data and drawings (including design of foundation and tower) under this project which shall be provided by the seller;

•	Maintenance for quality assurance period of 24 months

•	On-site technical services (including check and confirmation of micro-sitting);

•	Train the buyer’s persons;

•	Take part in design liaison meeting;

•	Manufacturing supervision and ex-factory inspection of tower;

•	Foundation acceptance of previous two generating units

Itemized price

Items	Place of origin and manufacturer	Quantity	Total price of each item on project site (Yuan)
WTG	Guangdong Mingyang Wind Power Technology Co., Ltd	33	¥283,470,000.00
Attached spare parts and special tools	Guangdong Mingyang Wind Power Technology Co., Ltd	1	¥1,161,282.00
Consumables necessary for two-year quality guarantee period	Guangdong Mingyang Wind Power Technology Co., Ltd	1	¥956,334.00
Technical service	Guangdong Mingyang Wind Power Technology Co., Ltd	1	¥5,133,200.00
Central monitoring system and remote monitoring system	Guangdong Mingyang Wind Power Technology Co., Ltd	1	¥459,730.00

Transportation and insurance			¥11,759,460.00

	Total		¥302,940,006.00

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Itemized price of single unit

No.	Item	Place of origin and manufacturer	Quantity	Unit delivery price (RMB Yuan)	Total delivery price (RMB Yuan)
1	Generator	Shanghai Nanyang Motor Co. Ltd./China Xiangtan Electric Manufacturing Co., Ltd. /China Nanjing Turbine &Electric Machinery Factory/China	1 set	577810	577810

	Gear case	Nanjing High Speed & Accurate Gear Group/China CSIC Chongqing Gear Co., Ltd./China	1 set	1444530	1444530

3	Blade	Shanghai GFRP Institute/China Guangdong Mingyang Blade Co., Ltd, Jilin Branch/China	1 set	1607890	1607890

4	Hub	Ningbo Yeong-Shang Casting Iron Co., Ltd./China Xi’an Mingyang Wind Power Generating Unit Parts Co., Ltd./China	1 set	200010	200010

	Machine room cover	Sinomatech Wind Power Blade Co., Ltd./China	1 set	211120	211120

6	Frame	Xiangtan Electric Manufacturing Group/China Xi’an Mingyang Wind Power Generating Unit Parts Co., Ltd./China China Huatai Heavy Industry Co., Ltd./China	1 set	264460	264460

7	Main shaft	Wuhan Heavy Industry Casting and Forging Co., Ltd.,/China Luo Mine Company/China Deyang Dezhong Mechanical and Electrical Equipment Co., Ltd./China	1 set	255570	255570

8	Main bearing and block	FAG/SKF China Co., Ltd./China 1 (bearing)) Wafangdian Bearing Co., Ltd./China (bearing) Xi’an Mingyang Wind Power Generating Unit Parts Co., Ltd./China (bearing block)	1 set	311130	311130

9	Hydraulic system	Guangzhou BLT Hydraulics & Seals Ltd./China	1 set	48470	48470

10	Control system	Guangdong Mingyang Wind Power Technology Co., Ltd./China	1 set	333370	333370

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

11	Pitch system	Qingdao SSB Company/China (pitch control) Wafangdian Bearing Group Co., Ltd./China (pitch control bearing) Sunrise Motion technology (Shanghai) Ltd./China (pitch control bearing) Siemens (Shanghai) Company/China (motor)	1 set	1028730	1028730

12	Yaw shaft bearing	Wafangdian Bearing Group Co., Ltd./China Xuzhou Rothe Erde Slewing Bearing Co., Ltd./China	1 set	190010	190010

13	Yaw transmission and drive	Chongqing Gearbox Jiangjin Yongjin Gear Co., Ltd./China (reduction gear) Siemens (Shanghai) Company/China (motor) Xuzhou Rothe Erde Slewing Bearing Co., Ltd./China (yaw bearing)	1 set	198230	198230

14	Yaw braking system	France SIM Company/Spain	1 set -	325350	325350

15	Main shaft braking system	France SIM Company/Spain	1 set	42110	42110

16	Cable and accessories	Far East Cable Co., Ltd./China Prysmian Cable Co., Ltd./China	1 set	333350	333350

17	Frequency converter	Mingyang Company/China Beijing ABB (China) Company/C	1 set	940060	940060

18	Standard fastener (high strength)	Shanghai Shenguang High Strength Bolt Co., Ltd	1 set	11)120	111120

19	Final assembly and other auxiliary parts	Guangdong Mingyang Wind Power Technology Co., Ltd./China	1 set	166680	166680

					¥8,590,000.00

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Price and list of spare parts and tools

No.	Items	Specification	Manufacturer	Quantity	Unit delivery price of each item (tax included)	Total delivery price of each item
List of spare parts
1	Current transmitter			4	1020	¥4,080.00
2	Fuse disconnecting switch		ABB	2	1320	¥2,640.00
3	Fuse		ABB	6	180	¥1,080.00
4	Fuse		ABB	6	144	¥864.00
5	Fuse		ABB	4	42	¥168.00
6	Fuse		ABB	4	132	¥528.00
7	Fuse		ABB	4	132	¥528.00
8	Lightning arrester			6	732	¥4,392.00
9	Protection switch		Siemens	6	270	¥1,620.00
10	Protection switch		Siemens	2	144	¥288.00
11	Protection switch		Siemens	2	150	¥300.00
12	Protection switch		Siemens	4	144	¥576.00
13	Protection switch		Siemens	2	162	¥324.00
14	Fan heater			4	78	¥312.00
15	TDS			2	666	¥1,332.00
16	TDS			2	666	¥1,332.00
17	TDS			4	666	¥2,664.00
18	TDS			2	666	¥1,332.00
19	TDS			2	900	¥1,800.00
20	Contactor		ABB	2	900	¥1,800.00
21	Auxiliary contact module		ABB	4	90	¥360.00
22	Contactor		ABB	2	420	¥840.00
23	Auxiliary relay		ABB	4	300	¥1,200.00
24	Auxiliary relay		ABB	2	162	¥324.00
25	Protective circuit breaker for motor		Siemens	2	594	¥1,188.00
26	Protective circuit breaker for motor		Siemens	2	594	¥1,188.00
27	Protective circuit breaker for motor		Siemens	2	594	¥1,188.00
28	Protective circuit breaker for motor		Siemens	2	594	¥1,188.00
29	Protective circuit breaker for motor		Siemens	2	594	¥1,188.00
30	Protective circuit breaker for motor		Siemens	2	594	¥1,188.00
31	Protective circuit breaker for motor		Siemens	2	594	¥1,188.00
32	Protective circuit breaker for motor		Siemens	2	594	¥1,188.00
33	Protective circuit breaker for motor		Siemens	2	594	¥1,188.00
34	Protective circuit breaker for motor		Siemens	2	594	¥1,188.00
35	Protective circuit breaker for motor		Siemens	2	594	¥1,188.00
36	Protective circuit breaker for motor		Siemens	2	594	¥1,188.00

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

37	Protective circuit breaker for motor	Siemens	2	594	¥1,188.00
38	Protective circuit breaker for motor	Siemens	2	594	¥1,188.00
39	Protective circuit breaker for motor	Siemens	2	594	¥1,188.00
40	Auxiliary contact of breaker	Siemens	2	198	¥396,00
41	Residual current circuit breaker	Siemens	4	1044	¥4,176.00
42	Surge suppressor	Siemens	10	672	¥6,720.00
43	Surge suppressor	Siemens	4	672	¥2,688.00
44	Fuse	Siemens	6	150	¥900.00
45	Fuse	Siemens	6	150	¥900.00
46	Speed monitor		2	4200	¥8,400.00
47	Anemoscope		2	3900	¥7,800.00
48	Dog vane		2	5184	¥10,368.00
49	Switching power supply		2	3360	¥6,720.00
50	Switching power supply		2	4560	¥9,120.00
51	Memory card		2	4200	¥8,400.00
52	Lightning protection device		6	780	¥4,680.00
53	Overvoltage protection terminal	Phoenix	6	66	¥396.00
54	Thermorelay		4	162	¥648.00
55	Digital input terminal	Phoenix	6	54	¥324.00
56	Digital output terminal	Phoenix	4	54	¥216.00
57	Digital output terminal	Phoenix	2	54	¥108.00
58	Analog input terminal	Phoenix	2	78	¥156.00
59	Convertor control unit at rotor side	ABB		40000	¥40,000,00
60	Convertor control unit at grid side	ABB		25000	¥25,000.00
61	CANopen adapter module	ABB		10000	¥10,000.00
62	Fiber distribution unit	ABB	1	15000	¥15,000.00
63	Convertor power module at grid side	ABB		135000	¥135,000.00
64	Convertor power module at grid side	ABB		115000	¥115,000.00
65	UPS air-break switch	Siemens		162	¥324.00
66	Exhaust fan air-break switch	Siemens	1	162	¥162.00
67	Power socket	Phoenix	3	165	¥495.00

	Subtotal				¥462,601.00

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

List of special tools

1	Professional insulating screw driver with two-color handle	SATA	4	26.4	¥105.60
2	Professional insulating screw driver with two-color handle	SATA	4	28.8	¥115.20
3	Professional insulating screw driver with two-color handle	SATA	4	31.2	¥124.80
4	Professional insulating screw driver with two-color handle	SATA	4	36	¥144.00
5	Professional insulating screw driver with two-color handle	SATA	4	38.4	¥153.60
6	Professional insulating screw driver with two-color handle	SATA	4	42	¥168.00
7	9-piece metric extra-long hex key with flat head	SATA	4	42	¥168.00
8	38-piece series metric tool sets	SATA	2	360	¥720.00
9	Wire cutter	SATA	4	68.4	¥273.60
10	Wire stripper	SATA	4	300	¥1200.00
11	Diagonal cutting pliers	SATA	4	55.2	¥220.80
12	Sharp nose pliers	SATA	4	64.8	¥259.20
13	Terminal pliers	SATA	4	393.6	¥1,574.40
14	Ratcheting manual cable cutter	SATA	2	660	¥1,320.00
15	External heating type long-life electric soldering iron	SATA	2	66	¥132.00
16	Multimeter		2	408	¥816.00
17	Tramegger		2	198	¥396.00
18	Phase sequence meter		2	192	¥384.00
19	11-pice double open end wrench	SATA	2	320.4	¥640.80
20	Hydraulic torque wrench	HYDRATIGHT	1	85428	¥85,428.00
21	Hydraulic torque wrench	HYDRATIGHT	1	107273	¥107,273.00
22	Hand operated torque wrench	Shaanxi Zhunda	2	2688	¥5,376.00
23	Hand operated torque wrench	HYDRATIGHT	2	2797.2	¥5,594.40
24	Special purpose hydraulic pump	HYDRATIGHT	1	81000	¥81,000.00
25	Hydraulic twin pipeline	HYDRATIGHT	5	10200	¥51,000.00
26	Heavy socket wrench	HYDRATIGHT	2	78	¥156.00
27	Heavy socket wrench	HYDRATIGHT	2	78	¥156.00
28	Heavy socket wrench	HYDRATIGHT	2	78	¥156.00
29	Heavy socket wrench	HYDRATIGHT	2	78	¥156.00
30	Heavy socket wrench	HYDRATIGHT	2	78	¥156.00
31	Heavy socket wrench	HYDRATIGHT	2	78	¥156.00
32	Heavy socket wrench	HYDRATIGHT	2	78	¥156.00
33	Heavy socket wrench	HYDRATIGHT	2	78	¥156.00
34	Heavy socket wrench	HYDRATIGHT	2	78	¥156.00
35	Heavy socket wrench	HYDRATIGHT	2	78	¥156.00
36	Heavy inside-hexagonal countersunk socket wrench	HYDRATIGHT	2	78	¥156.00
37	Heavy inside-hexagonal countersunk socket wrench	HYDRATIGHT	2	78	¥156.00

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

38	Heavy inside-hexagonal countersunk socket wrench	HYDRATIGHT	2	78	¥156.00
39	Heavy inside-hexagonal countersunk socket wrench	HYDRATIGHT	2	78	¥156.00
40	19mm general heavy socket wrench	HYDRATIGHT	2	354	¥708.00
41	19mm heavy socket wrench expansion bar	HYDRATIGHT	4	138	¥552.00
42	19mm heavy socket wrench expansion bar	HYDRATIGHT	4	138	¥552.00
43	Lifting tools for machine room	Mingyang Wind Power	1	108000	¥108,000.00
44	Suspension band for tower cylinder	Mingyang Wind Power	1	24000	¥24,000.00
45	Lifting tools for blade	Mingyang Wind Power	1	24000	¥24,000.00
46	Lifting tools for wind wheel	Mingyang Wind Power	1	24000	¥24,000.00
47	Plate type suspension band	Mingyang Wind Power	1	12000	¥12,000.00
48	Plate type suspension band	Mingyang Wind Power	2	12000	¥24,000.00
49	Shackle	Mingyang Wind Power	12	4800	¥57,600.00
50	Shackle	Mingyang Wind Power	8	3600	¥28,800.00
51	Shackle	Mingyang Wind Power	8	600	¥4,800.00
52	Crow bar		2	39.6	¥79.20
53	Crow bar		2	43.2	¥86.40
54	Securing strip (tumble prevention device)	Aide	10	1380	¥13,800.00
55	Safety rope	Aide	16	912	¥14,592.00
56	Steel hook	Aide	16	160.8	¥2,572.00
57	Safety helmet		10	120	¥1,200.00
58	Neon-electroscope	SATA	4	18	¥72.00
59	Lubricating screw		8	144	¥1,152.00
60	Rechargeable flashlight		4	540	¥2,160.00
61	Interphone		1	6000	¥6,000.00
62	Plastic tool box		4	70.8	¥283.20
63	Wire coil		3	300	¥900.00
64	Telescope		1	0	0
65	Chain block		1	0	0
66	Hand hammer		1	0	0
67	Copper rod		1	0	0
68	Steel saw		1	0	0
69	File		1	0	0
70	Lifting jack		1	0	0
71	Double offset ring spanner		1 set	0	0

Subtotal					¥698,681.00

Total					¥1,161,282.00

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Price and list of consumables

No.	Items	Place of origin and manufacturer	Quantity	Unit delivery price of each item (tax included)	Total delivery price of each item
Quotation list of consumables for the two-year quality guarantee period

1	Ball track lubricating grease	Rhodina BBZ	800L	¥100.00	¥80,000.00
2	Tooth surface lubricating grease	Maleus GL 205	36L	¥95.00	¥3,420.00
3	Main shaft lubricating grease	Stamina HDS	240kg	¥133.00	¥1,920.00
4	Gear oil for gear case	Mobilgear AHC xmp320	4290L	¥126.00	¥540,540.00
5	Hydraulic oil	Tellus T46	330L	¥20.00	¥6,600.00
6	Cooling fluid	40% glycol water	330L	¥25.00	¥8,250.00
7	Spraying cleaning agent		120 bottles	¥36.00	¥4,320.00
8	Yaw brake pad		5 pieces	¥1,440.80	¥7,204.00
9	Main shaft brake pad		66 pieces	¥3,480.00	¥229,680.00
10	Filtering element for gear case		5 pieces	¥2,880.00	¥14,400.00
11	Filtering element for hydraulic system		5 pieces	¥6,000.00	¥30,000.00

Total					¥956,334.00

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Itemized price of central monitoring system and remote monitoring system

No.	Items	Place of origin and manufacturer	Quantity	Unit delivery price of each item (tax included)	Total delivery price of each item
1	Central monitoring system for wind farm	MY SCADA Server	1		431460
1.1	Monitoring system software	X3250 4365i08	1	43500	43500
1.2	Server	OPTIPLEX 320	1	28050	28050
1.3	Work station	SuperStack 3 Baseline(3C16470)	1	9000	9000
1.4	LAN switch	PSR3942-A	1	1800	1800
1.5	Network cabinet	TZ-150	1	7200	7200
1.6	Firewall	Pulsar Evalution 2200	1	4800	4800
1.7	UPS	EDS-405A-MM-SC-T	1	10740	10740
1.8	Industrial switch	Laserjet1018(CB419A)	35	9045	316575
1.9	Printer		1	1470	1470
1.10	UPS battery case	F041011	1	450	450
1.11	Fiber junction box	F020222	35	90	3150
1.12	Fiber jumper	F020223	35	90	3150
1.13	Tail optical fiber of optical cable	MY SCADA Server	70	22.5	1575
2	Remote monitoring system		1		48000
2.1	Monitoring software		1	28270	28270

		Total			459730

Note: seller is responsible for testing.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Appendix 3 Technical data requirement and delivery schedule

Seller shall provide the following documents: wind generating set (including tower, foundation, road and installation area) design document, product quality assurance and control documents, storage and transportation instruction, installation documents, operation and maintenance manual, spare parts list of wind generating set, training program and materials, testing plan, test and testing report, completion documents, maintenance report within plan, special maintenance report within quality guarantee period, and the final inspection report at the end of quality guarantee period.

All drawings shall be in standard size, e.g. A0, A1, A2, A3 or A4.

List of technical documents (quantity delivered: 10 copies of each type)

1.	Document directory

2.	Technical specification

3.	Power curve

4.	Calculation of annual power generation

5.	Electrical installation guide

6.	WTG operation procedure

7.	Single-line diagram

8.	WTG control system block diagram

9.	Outside drawing

10.	Requirements on transportation, road and crane

11.	Foundation work (tower door arrangement)

12.	Foundation specification and excavation

13.	Standard foundation cable conduit layout

14.	Standard foundation earthing diagram

15.	Protection configuration plan

16.	Lightning and overvoltage protection

17.	Transformer chamber technical interface

18.	WTG network connection drawing

19.	WTG network configuration drawing

20.	Schematic diagram of DFIG

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

21.	Principles of monitoring and communication

22.	Detailed technical data

23.	Technical specification of wind generating set

24.	Assembly drawing and electrical components

25.	Operating procedure

26.	Appearance color and blade color

27.	Environment monitoring system

28.	Safety and climbing guide

29.	Fire prevention facilities

30.	Aviation caution light

31.	Icing prevention

32.	Specification of machine oil or grease

33.	Disposal of abandoned grease

34.	Estimation of grease service life

35.	Technical specification of packaging

36.	Available certification documents

Noise test report (windtest, to be tested)

Electrical performance test report

Power curve test report

37.	Main circuit diagram

Documents delivery schedule

•

As to the construction standard drawing and description of foundation design, the technical data that meet bidding requirements for foundation construction shall be submitted within 2 weeks after the receipt of geological examination report of wind farm. After the buyer confirms the hub height,

•	Quality assurance and control documents shall be supplied together with each batch of goods.

•	Training program and documents shall be submitted 4 weeks ahead of each training.

•	Test and testing reports shall be submitted prior to pre-inspection and acceptance.

•	Completion documents shall be submitted within 30 days after pre-inspection and acceptance.

•	Maintenance and repair report shall be submitted within 2 weeks after each measure is taken.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Appendix 4 Delivery schedule

1.	The delivery sequence of equipment must meet the requirements of project progress; delivery schedule:

2.	Number of batches: 3.

3.	Place of delivery: JiQingLiang Wind Farm, Shangdu, Inner Mongolia; on-board delivery.

4.	Time of delivery:

•	Tower documents and standard foundation documents of WTG shall be submitted within 1 month after the contract enters into force.

•	Batch 1 (10 sets) was delivered before July 30, 2008;

•	Batch 2 (13 sets) was delivered before August 30, 2008;

•	Batch 3 (10 sets) was delivered before September 30, 2008;

Package, transportation and insurance: the package provided by seller shall be protected from loss or wear during the transportation of equipment. The package shall be able to bear the handling, extreme temperature, rain & snow and open-air storage during transportation.

WTG components and assemblies must meet the requirements of land transportation.

Seller shall buy shore-to-shore insurance for all equipment purchased by buyer according to the contract.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Appendix 5 Equipment Supervision (Inspection) and Performance Acceptance Testing

1. Summary

1.1 This appendix is used for the inspection, supervision and performance acceptance testing of the equipment provided by the seller (including subcontract and out-purchased equipment) during the execution of the contract, in order to ensure the equipment provided by the seller meet the requirement of Appendix 1.

1.2 In the second technical communication meeting, the seller should provide the relative standard of the supervision, inspection, and performance acceptance testing for the equipment of the contract. The relative standard should satisfy the regulation of Appendix 1.

2. Factory inspection

2.1 The factory inspection is one of the most important parts of the quality control. The seller should strictly perform the inspection and testing of each production link inside the factory. The provided equipment of the contract must be provided with certificated quality certification, inspection record and testing report and these documentations should be submitted as part of the quality certification documentations during the delivery process.

2.2 The inspection range of the seller includes the enter factory of the raw material and the components, the processing of the component parts, the inspection and the testing of the whole process of the assembly until leave factory.

2.3 The inspection result should satisfy the requirement of Appendix 1, for any result which not according with the requirement or not satisfy the requirement of the standard, the seller should take measures unless the requirement is satisfied. If the original machine type has design modification, the seller should submit the modified plan to the buy in written form before the implementation, and explain the reason and the possible effect to be achieved and the result may caused after commercial operation in written form. If significant quality problem is occurred, the seller should notify the condition to the buyer in time.

3. Equipment supervision

Buyer’s supervision to equipment of seller

3.1 The buyer will perform the supervision to the contract equipment of the seller. The supervision of the buyer should not exempt the responsibility of the seller for the manufacture quality of the equipment.

3.2 The equipment documentation testimony and the on-site testimony should be provided to the supervision representative of the buyer within ten days before the testimony; the buyer for equipment supervision should send personnel to attend the on-site acceptance, and the documentation testimony and the on-site testimony data should be provided to the supervision representative of the buyer within thirty days before the testimony.

3.3 The seller should provide the production plan before the lowering of charge of the equipment, and the process plan and the inspection and testing plan should be submitted to the supervision representative in written form in the first week of each month.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

3.4 The supervision representative of the buyer has the right to view the technical data relative to the supervision equipment, and the seller should cooperate positively and provide the duplicated document of relevant data.

3.5 Unless agreed by the buyer, without permission, the seller can not replace the important component parts and special parts of the contract equipment.

3.6 The supervision representative of the buyer has the right to go to the workshop to inspect the production condition of the equipment quality.

3.7 The seller should provide special office, communication and living convenience for the supervision representative of the buyer.

3.8 The seller should notify the supervision representative of the buyer in written form within ten days before the on-site testimony.

3.9 Supervision basis

According to this contract and the regulations of No. 37 document Provisional Regulations for Quality Supervision of Large Power Equipment (2005) of the former Ministry of Power Industry and Ministry of Machine Building, and Work Regulations for General Representative Group Stationed in Large Power Equipment Manufacturer, and the relevant national regulations.

3.10 Supervision method

Documentation testimony, on-site testimony and shutdown for supervision, namely, R point, W point and H point.

R point: the seller provides inspection and testing record and reported items, namely the documentation testimony.

W point: the inspection or testing items attended by the supervision representative of the buyer, after the inspection or testing, the seller should provide inspection or testing record, namely the on-site testimony.

H point: shutdown for supervision. When the progress of the seller reached this point, the operation should be shut down for waiting the supervision representative of the buyer to attend the inspection or testing item, and the seller should provide the inspection or testing record after the inspection or testing.

After the quality testimony notification is received, the buyer should send representative to the seller to attend the on-site testimony in time. If the representative of the buyer can not attend the on-site testimony, and the buyer can not replay the seller within seven days after the written form notification of the seller is received, the W point is automatically switched to R point; however without the written form notification of the buyer agrees to switch H point to R point, the seller can not switch to the next working procedure, in stead, the seller should arrange with the buyer to modify the testimony date, if the buyer still can not arrive at the modified time, the H point is automatically switched to R point.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Serial Number	Component Name	Testing Item	Supervision Method			Remarks
			H	W	R

1	Transmission system installation	Bottom plate accessory assembly			Ö
		Variable propeller driver assembly			Ö
		Variable propeller bearing assembly			Ö
		Generator assembly			Ö
		Rotor overhaul brake assembly			Ö

2	Yaw system assembly	Installation of yaw bearing			Ö
		Installation of yaw brake			Ö
		Installation of yaw reducer			Ö
		Installation of yaw motor			Ö

3	Engine room cover assembly	Installation of left and right cross beam of Engine room			Ö
		Installation of bottom plate and Engine room cover			Ö

		Installation of hoister			Ö

4	Hydraulic system assembly	Installation of hydraulic station			Ö

		Pipeline connection			Ö

5	Gearbox	Installation of gearbox			Ö

6	Wind power generator ground testing	Ground testing	Ö

After the supervision content is finished, the seller and the supervision representative of the buyer should perform the signature procedure on the testimony table. The signature procedure should be in triplicate, and one copy should be provided to the supervision representative of the buyer.

3.11 Content of supervision items

The major items of the supervision are shown in the following table. The buyer can add item to the table or adjust the supervision method, for example, if the buy decide to adjust the W point to the H point, the seller shall accept.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

4 Seller Responsible for Supervision of Tower

4.1 Content of basic ring supervision

Serial Number	Acceptance Item	Quality Standard	Inspection Value	Acceptance Result

1	Flange flatness on basic ring after welding	-2~0mm

2	Coaxiality of upper flange and cylinder	f3mm

3	Basic ring cylinder: overall height External diameter	±1mm f mm

4	Steel bar hole, cable hole, drainage hole Opening hole quantity and position	Accorded with design requirement of drawing

5	Tower gate marker (flange connection marker)	Accorded with requirements of drawing and technical documentation

6	Accessory (adjusting rod, grounding ear plate)	Accorded with design requirement of drawing

7	Anti-corrosion: paint film thickness of inter surface and outer surface Zinc coating thickness of flange	Inner 170µm, outer 230µm Zinc: 160±50µm

8	Quality certificate of steel plate Quality certificate of paint	Accorded with design requirement

9	Material certificate and acceptance certificate of flange; Inspection report of flange geometry size; Raw material of flange and weld inspection report Aging treatment report of flange	Accorded with design requirement

10	Weld inspection report of basic ring	Accorded with design requirement

11	Product qualification certificate	Accorded with design requirement

Acceptance conclusion	Qualified	Unqualified

Note: the acceptance resulted does not exempt the quality responsibility of the manufacturing unit

Unit attending acceptance	Representative of acceptance unit	Acceptance date

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

4.2 Content of Tower Supervision

Serial Number		Inspection Item	Quality Standard	Acceptance Result

1	Engineering Data	Tower cylinder, flange, gate frame steel plate Quality certification documentation of material Plate	Accorded with requirements of GB1591-94 and drawing
		Quality certification documentation of high strength bolt	Mechanical properties is accorded with GB3098.1-2000, Inspection report is provided by a qualified third party
		Quality certification documentation of paint and welding material	Accorded with drawing and design requirement
		Certificate and aging treatment report of flange	Accorded with drawing and design requirement
		Nondestructive testing report of tower flange and cylinder	Accorded with requirements of drawing and JB4730-94
		Manufacturing inspection record	True and effective, and accorded with requirement of manufacturing technical documentation
		Product qualification certificate of tower and basic section	Quality testing confirmed, signed and stamped by manufacturer

2		Flatness of upper flange of upper segment of tower after welding	-1.5~0mm

3		Flatness of lower flange of upper segment of tower after welding	-2.0~0mm

4		Flatness of upper flange of middle segment of tower after welding	-2.0~0mm

5		Flatness of lower flange of middle segment of tower after welding	-2.0~0mm

6		Flatness of upper flange of lower segment of tower after welding	-2.0~0mm

7		Flatness of lower flange of lower segment of tower after welding	-2.0~0mm

8		Detection for coaxiality of upper segment of tower and parallelism of end face
Relative difference of quadrant hypotenuse length < 3 mm

9		Detection for coaxiality of middle segment of tower and parallelism of end face	Relative difference of quadrant hypotenuse length < 3 mm

10		Detection for coaxiality of lower segment of tower and parallelism of end face	Relative difference of quadrant hypotenuse length < 3 mm

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

11		Coaxiality of complete set tower and parallelism of end face	Relative difference of quadrant hypotenuse length < 8 mm
12		Detection for position degree of bolt hole of upper flange of upper segment	f2 (f2068 ± 2mm)
13		Anti-corrosion appearance	No sagging, missed brushing, pinhole, air bubble, equal thickness, uniform color, flatness and lightness
14		Anti-corrosion layer thickness (average thickness of ten points): Paint layer zinc layer	Minimum thickness μm: inside 170, out side 240 Zinc spraying thickness: 160 ± 50μm
15		Total length of tower	±10mm
16		Appearance of cylinder and welding seam

Local convex and concave degree of cylinder surface, alternate edge and edge angle of welding seam, and appearance quality of welding seam should be accorded with requirements of drawing of technical documentation

17	Accessory installation	Flange installation marker	Correct, complete, lower flange marker is on door center line
		Gate, gate accessory, gate entrance ladder installation	Opening of gate is flexible, accessory is complete, and appearance is elegant
		Ladder and support installation	Installation is firm, and position is correct
		Installation of safety rope and accessory	Installation is correct, accessory is complete
		Installation of lamp bracket and lamp swift	Installation direction is correct and complete
		Installation of lightning protection grounding plate	Installation direction is correct and complete
		Installation of cable bracket and saddle rack	Installation direction and size are correct, and appearance is elegant
		Installation of hanging beam bracket 1 and 2	Installation direction and size are correct, and appearance is elegant
		Installation of fixing frame of power box	Installation direction is correct and complete, and appearance is elegant

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Installation of torsional cable sensor	Installation direct is correct

Clothing hook and safety belt hook; fixing pedestal of fire extinguisher	Installation direction is correct and complete, and appearance is elegant

Installation of platform and cover plate (8.8 degree high strength bolt and self-locking nut)	Installation is firm and flat, appearance is elegant; tightening torque of bolt is accorded with requirement of technical documents

Noise reduction cement sheath	Accorded with design requirement of drawing

Rubber tie-plate of platform	Accorded with requirement technical documentation

Antirust sleeve of bolt of tower flange	Accorded with design requirement of drawing

Temporary support of flange	Accorded with requirement technical documentation

Acceptance conclusion:

Note: the specialized design is performed according to the on-site condition, and then the quality standard is adjusted.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

5. Testing, inspection and completing running acceptance

5.1 Testing and inspection performed by seller

The seller or manufacturer should produce the contract equipment according to the determined quality assurance procedure, perform the regulated testing and inspection according the inner testing procedure, and the testing procedure should accord with the universally acceptable standard. Before the implementation, the seller should submit the testing and quality assurance procedure to the buyer.

The seller should provide relevant quality assurance and control documentation, including the inspection record, the model test and/or the testing certificate.

The seller should submit the quality assurance and control documentations to the buyer before the equipment leaving the factory. Besides the quality assurance verifying list and the testing certificate, the documentations also should include the detailed specification of the major component parts of the equipment.

5.2 Transportation and open-case inspection

The seller must attend the inspection, and should reach the inspection site in time.

The buyer should notify the preliminary time of the planed inspection to the seller within seven days before the open-case inspection, and confirm the detailed inspection time five days before the inspection.

If the shortage, default and damage are found during the transportation and/or the open-case inspection process, or other condition which not accorded with the equipment delivery contract, the inspection certificate provided by the buyer should be considered as effective evidence to request claim to the seller for its responsible part.

5.3 Installation and testing

The installation and the testing should be performed according to the regulation of the technical documentations for installation and testing of contract equipment, and the regulation at least includes the following items:

1) Inspect the phase sequence of the main loop, the setting value of the air switch, and the grounding condition;

2) Inspect the function of the control cabinet, inspect each sensor, the unmooring function of the cable, and the starting condition of each hydraulic and lubricate motor;

3) Adjust the hydraulic pressure to the regulated value;

4) Start the main motor;

5) Inspect the lubricate;

6) Set the control parameter;

7) Safety chain test

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

The testing and testing must be performed for the major component parts relative to the safe running, including the manual starting up (on-site and remote control), emergency shut down, manual shut down, manual direction adjustment, paddle changing control, etc.

The running testing is performed for the remote monitoring of two sites and the on-site central control system (middle of wind power generating field, and monitoring system in two different locations), including wind speed, wind direction, current status, failure coding, current power, current rotation rate, current wind speed, oil pressure of hydraulic system, temperature of generator, etc.

The parallel-in and disconnection testing for the wind power generating unit (on-site and control build of wind power generating field);

After the installation testing of each wind power generating unit is finished, the functional inspection is performed by both parties, when the inspection is accepted the installation testing completion report is signed.

5.4 Functional inspection:

1. Yaw system

Function inspection of yaw motor in different rotating directions (automatic yaw).

Function inspection of yaw motor in different rotating directions (Manual yaw).

2. Generator

Rotating direction of generator during start-up

Bearing temperature of generator

Winding temperature of generator

3. Paddle changing system

Paddle changing function inspection.

Synchronism inspection

4. Conversion system

Converter temperature

5. Hydraulic system

Inspection of operating pressure of blade tip

6. Brake

Function of brake

7. Rated value of switch (please refer circuit diagram provided by manufacturer)

Yaw motor

Hydraulic pump motor

Hoister motor

Position setting of cam technology control center of yaw

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

CW unmooring setting

CCW unmooring setting

8. Setting of each parameter inside computer.

Maximum rotating speed of wind wheel

Maximum rotating speed of generator

Average maximum output in 10 Min.

Maximum voltage (10 ms)

Maximum voltage (50 ms)

Low voltage (50 s)

High frequency (200 MS)

Low frequency (200 MS)

Cut-away wind speed (average value in 10 min).

Maximum wind speed

9. Gearbox

Temperature of gearbox

Oiliness of gearbox

10. Emergency shut down (safety chain)

Normal shutdown process and time for blade paddle changing action.

During the test run period, the wind power generation unit and its system component parts, the function of the remote control system should be gradually can carefully inspected. The inspection point is centralized on the keeping of the set control values, these control values respectively are temperature (generator), voltage, current, and power-free level (generator, output), pressure (hydraulic system), correction direction adjustment control, detected relationship between wind and electric quantity, vibration and noise degree, etc. in addition, the running condition of the wind generating unit through automation, manual or remote control should be observed, the remote controls system and the relevant software should be inspection as the key point for whether they can satisfy the fault-free running regulated by the contract.

Only the wind power generating unit passed the functional inspection can be turned into the 250-hour test run.

5.5 Test run

After the installation testing of the generating unit is finished, the 250-hour running should be performed safely and continuously.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

In 250 hours, if any of the following problems occurred, the result should be calculated again:

1. The same fault occurred more than twice in 24 hours;

2. Once the shut down time is more than 1 hour;

3. The accumulated fault shut down time is more than 16 hours;

The following two conditions is included in the 250-hour test run time:

•	Electric network fault or power failure time caused by equipment provided by a third party;

•	Natural disaster or time of lower than cut-in wind speed or higher than cut-away wind speed.

When the last wind power generating unit of each unit passed the 250-hour test run, the buyer shall sign and issue the testing run acceptance certificate for all the wind power generating unit of this unit, and confirm that the quality guarantee period of the wind power generating unit of this unit is began.

5.6 Quality guarantee period

The quality guarantee period starts from the time when the contract wind power generating unit of the unit passes the 250-hour test run and ends after 24 months.

During this period the seller should:

•	Verification of power curve

The verification of power curve should start from the time when the wind power generating unit finishes the 250-hour test run, and ends after a whole year is over.

For the wind power generating unit which reaches or accords with 95% or above of the standard power curve of the seller after a whole year is over, the seller and the buyer should sign the verification certificate of the power curve.

For the wind power generating unit which can not reach or accord with 95% and above of the standard power curve of the seller after a whole year is over, the effective which accords with the regulation of the criterion should be taken (except the modification to the power curve) to make it reach or accord with the 95% and above of the standard power curve of the seller;

If the wind power generating unit still can not reach the standard, it should be processed according to 10.10 of the contract main body;

5.7 Inspection of Installation and Testing Period, 240h Test Run Period and Quality Guarantee Period

If the fault of the equipment is found during the above periods, and the reason is because but not limited to the potential fault or unsuitable material used, the buy has the right to declare a claim requirement to the seller.

During the whole inspection process, if the technical standard provided by the seller is found as imperfect, the two parties should negotiate to perform the inspection according to the current effective national, industrial, or enterprise standard.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

5.8 Final certification

After the quality guarantee period of all wind power generating unit is ended up, and the following conditions are satisfied, the buyer should sign all the documentations for the final certification:

•	The power curve of each wind power generation unit reaches 95% and above;

•	The availability of each wind power generation unit reaches 85% or above, and the overall average availability reaches 95%;

The seller finishes the training for the technical personnel of the buyer, and the buyer has the ability for autonomous working.

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Appendix 6 List of technical service

Item	Unit price	Number	Total price	Place	Remarks
	(Yuan/man-day)	(man-day)

1. Technical liaison meeting	3,000	10 men x 10 days	¥300,000.00	China

2. Factory inspection	3,000	10 men x 5 days	¥150,000.00	China

3. Factory training	1,500	12 men x 28 days	¥504,000.00	China

4. Field training	2,000	3 men x 6 days	¥36,000.00	On site	3 are from seller

5. Micro site selection			¥50,000.00		Assist the design institute

6. Standard foundation scheme			¥50,000.00		Including drawings, construction requirements and technological specification etc.

7. Field technical service

1) Foundation construction supervision and guide	800	2 men x 60 days	¥96,000.00	On site

2) Installation instruction	800	2 men x 100 days	¥160,000.00	On site

3) Testing	800	4 men x 66 days	¥211,200.00	On site

4) Commissioning supervision and guide	1,000	2 men x 15 days	¥30,000.00	On site

8. Maintenance within two-year quality guarantee period			¥3,300,000.00

9. Tower cylinder design			¥150,000.00

10. Tower cylinder manufacture supervision	800	2 men x 60 days	¥96,000.00

Total

Phase I 49.5MW Project of JiQingLiang Wind Farm of Inner Mongolia Jingneng Shangdu Wind Power LLC Appendixes to WTG Contract

Appendix 7 Power curve at standard air density

MY1.5se (77) power curve and thrust curve (air density: 1.225kg/m3)

Wind speed	Power curve
3	3.8
4	43.8
5	130.3
6	247.6
7	415.5
8	637.6
9	910.2
10	1209.3
11	1500
12	1500
13	1500
14	1500
15	1500
16	1500
17	1500
18	1500
19	1500
20	1500
21	1500
22	1500
23	1500
24	1500
25	1500